                                                                EXHIBIT 4.1.1


                           REVOLVING CREDIT AGREEMENT


                         dated as of December 26, 2000


                                     between


                              PANERA BREAD COMPANY
                                   as Borrower


                                       AND


                                  SUNTRUST BANK
                                    as Lender

                                TABLE OF CONTENTS

                                                                                        PAGE

ARTICLE I DEFINITIONS; CONSTRUCTION......................................................1
         Section 1.1  Definitions........................................................1
         Section 1.2  Accounting Terms and Determination................................12
         Section 1.3  Terms Generally...................................................13

ARTICLE II AMOUNT AND TERMS OF THE COMMITMENTS..........................................13
         Section 2.1  Loans and Note....................................................13
         Section 2.2  Procedure for Loans...............................................14
         Section 2.3  Interest Elections................................................14
         Section 2.4  Optional Reduction and Termination of Commitments.................15
         Section 2.5  Repayment of Loans................................................15
         Section 2.6  Optional Prepayments..............................................15
         Section 2.7  Interest on Loans.................................................15
         Section 2.8  Fees..............................................................16
         Section 2.9  Computation of Interest and Fees..................................17
         Section 2.10  Increased Costs..................................................17
         Section 2.11  Funding Indemnity................................................18
         Section 2.12  Payments Generally...............................................18
         Section 2.13  Letters of Credit................................................18

ARTICLE III CONDITIONS PRECEDENT TO LOANS AND LETTERS OF CREDIT.........................21
         Section 3.1  Conditions To Effectiveness.......................................21
         Section 3.2  Each Credit Event.................................................22

ARTICLE IV REPRESENTATIONS AND WARRANTIES...............................................22
         Section 4.1  Existence; Power..................................................22
         Section 4.2  Organizational Power; Authorization...............................23
         Section 4.3  Governmental Approvals; No Conflicts..............................23
         Section 4.4  Financial Statements..............................................23
         Section 4.5  Litigation........................................................23
         Section 4.6  Compliance with Laws and Agreements...............................24
         Section 4.7  Investment Company Act, Etc.......................................24
         Section 4.8  Taxes.............................................................24
         Section 4.9  Margin Regulations................................................24
         Section 4.10  ERISA............................................................24
         Section 4.11  Ownership of Property............................................24
         Section 4.12  Disclosure.......................................................25
         Section 4.13  Labor Relations..................................................25
         Section 4.14  Subsidiaries.....................................................25

ARTICLE V AFFIRMATIVE COVENANTS.........................................................25
         Section 5.1  Financial Statements and Other Information........................25

                                       i

         Section 5.2  Notices of Material Events........................................27
         Section 5.3  Existence; Conduct of Business....................................27
         Section 5.4  Compliance with Laws, Etc.........................................27
         Section 5.5  Payment of Obligations............................................27
         Section 5.6  Books and Records.................................................28
         Section 5.7  Visitation, Inspection, Etc.......................................28
         Section 5.8  Maintenance of Properties; Insurance..............................28
         Section 5.9  Use of Proceeds and Letters of Credit.............................28
         Section 5.10  Additional Subsidiaries..........................................28

ARTICLE VI FINANCIAL COVENANTS..........................................................28
         Section 6.1  Leverage Ratio....................................................29
         Section 6.2  Consolidated Fixed Charge Coverage Ratio..........................29
         Section 6.3  Consolidated Net Worth............................................29

ARTICLE VII NEGATIVE COVENANTS..........................................................29
         Section 7.1  Indebtedness......................................................29
         Section 7.2  Negative Pledge...................................................30
         Section 7.3  Fundamental Changes...............................................30
         Section 7.4  Investments, Loans, Etc...........................................31
         Section 7.5  Restricted Payments...............................................32
         Section 7.6  Sale of Assets....................................................32
         Section 7.7  Transactions with Affiliates......................................32
         Section 7.8  Restrictive Agreements............................................32
         Section 7.9  [RESERVED]........................................................33
         Section 7.10  Hedging Agreements...............................................33
         Section 7.11  Amendment to Material Documents..................................33
         Section 7.12  Accounting Changes...............................................33
         Section 7.13  Acquisitions.....................................................33

ARTICLE VIII EVENTS OF DEFAULT..........................................................34
         Section 8.1  Events of Default.................................................34

ARTICLE IX MISCELLANEOUS................................................................36
         Section 9.1  Notices...........................................................36
         Section 9.2  Waiver; Amendments................................................37
         Section 9.3  Expenses; Indemnification.........................................38
         Section 9.4  Successors and Assigns............................................39
         Section 9.5  Governing Law; Jurisdiction; Consent to Service of Process........40
         Section 9.6  WAIVER OF JURY TRIAL..............................................41
         Section 9.7  Right of Setoff...................................................41
         Section 9.8  Counterparts; Integration.........................................41
         Section 9.9  Survival..........................................................41
         Section 9.10  Severability.....................................................42
         Section 9.11  Confidentiality..................................................42
         Section 9.12  Interest Rate Limitation.........................................42


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                                       ii

SCHEDULES

         Schedule 4.14              -       Subsidiaries
         Schedule 7.1               -       Outstanding Indebtedness
         Schedule 7.2               -       Existing Liens
         Schedule 7.4               -       Existing Investments

EXHIBITS

         Exhibit A                  -       Revolving Credit Note
         Exhibit B                  -       Form of Subsidiary Guarantee
                                              Agreement and Annex
         Exhibit 2.2                -       Notice of Borrowing
         Exhibit 2.4                -       Form of Continuation
         Exhibit 3.1(b)(vii)        -       Form of Officer's Certificate

                           REVOLVING CREDIT AGREEMENT

     THIS REVOLVING CREDIT AGREEMENT (this "AGREEMENT") is made and entered into as of December 26, 2000 by and between PANERA BREAD COMPANY, a Delaware corporation (the "BORROWER"), and SUNTRUST BANK, a Georgia banking corporation (the "Lender").

                              W I T N E S S E T H:

     WHEREAS, the Borrower has requested that the Lender establish a $10,000,000 revolving credit facility for Borrower; and

     WHEREAS, subject to the terms and conditions of this Agreement, the Lender is willing to establish the requested revolving credit facility.

     NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, the Borrower and the Lender agree as follows:

                                    ARTICLE I

                            DEFINITIONS; CONSTRUCTION

     SECTION 1.1 DEFINITIONS. In addition to the other terms defined herein, the following terms used herein shall have the meanings herein specified (to be equally applicable to both the singular and plural forms of the terms defined):

     "ADJUSTED LIBO RATE" shall mean, with respect to each Interest Period for a Eurodollar Loan, the rate per annum obtained by (a) dividing (i) LIBOR for such Interest Period by (ii) a percentage equal to 1.00 MINUS the Eurodollar Reserve Percentage and (b) then adding 1.00%.

     "AFFILIATE" shall mean, as to any Person, any other Person that directly, or indirectly through one or more intermediaries, Controls, is Controlled by, or is under common Control with, such Person.

     "AVAILABILITY PERIOD" shall mean the period from the Closing Date to the Commitment Termination Date.

     "BASE RATE" shall mean the higher of (i) the per annum rate which the Lender publicly announces from time to time to be its prime lending rate, as in effect from time to time, and (ii) the Federal Funds Rate, as in effect from time to time, PLUS one-half of one percent (0.50%). The Lender's prime lending rate is a reference rate and does not necessarily represent the lowest or best rate charged to customers. The Lender may make commercial loans or other loans at rates of interest at, above or below the Lender's prime lending rate. Each change in the Lender's prime lending rate shall be effective from and including the date such change is publicly announced as being effective.

     "BORROWER" shall have the meaning in the introductory paragraph hereof.

     "BUSINESS DAY" shall mean (i) any day other than a Saturday, Sunday or other day on which commercial banks in Nashville, Tennessee are authorized or required by law to close and (ii) if such day relates to a borrowing of, a payment or prepayment of principal or interest on, a conversion of or into, or an Interest Period for, a Eurodollar Loan or a notice with respect to any of the foregoing, any day on which dealings in Dollars are carried on in the London interbank market.

     "CAPITAL EXPENDITURES" shall mean for any period, without duplication, (a) the additions to property, plant and equipment and other capital expenditures of the Borrower and its Subsidiaries that are (or would be) set forth on a consolidated statement of cash flows of the Borrower for such period prepared in accordance with GAAP and (b) Capital Lease Obligations incurred by the Borrower and its Subsidiaries during such period.

     "CAPITAL LEASE OBLIGATIONS" of any Person shall mean all obligations of such Person to pay rent or other amounts under any lease (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP.

     "CHANGE IN CONTROL" shall mean the occurrence of one or more of the following events: (a) any sale, lease, exchange or other transfer (in a single transaction or a series of related transactions) of all or substantially all of the assets of the Borrower to any Person or "group" (within the meaning of the Securities Exchange Act of 1934 and the rules of the Securities and Exchange Commission thereunder in effect on the date hereof), (b) the acquisition of ownership, directly or indirectly, beneficially or of record, by any Person or "group" (within the meaning of the Securities Exchange Act of 1934 and the rules of the Securities and Exchange Commission thereunder as in effect on the date hereof) of 30% or more of the outstanding shares of the voting stock of the Borrower; or (c) occupation of a majority of the seats (other than vacant seats) on the board of directors of the Borrower by Persons who were neither (i) nominated by the current board of directors or (ii) appointed by directors so nominated.

     "CHANGE IN LAW" shall mean (i) the adoption of any applicable law, rule or regulation after the date of this Agreement, (ii) any change in any applicable law, rule or regulation, or any change in the interpretation or application thereof, by any Governmental Authority after the date of this Agreement, or
(iii) compliance by the Lender with any request, guideline or directive (whether or not having the force of law) of any Governmental Authority made or issued after the date of this Agreement.

     "CLOSING DATE" shall mean the date on which the conditions precedent set forth in SECTION 3.1 and SECTION 3.2 have been satisfied or waived in accordance with SECTION 9.2.

     "CODE" shall mean the Internal Revenue Code of 1986, as amended and in effect from time to time.

     "COMMITMENT" shall mean the obligation of the Lender to make Loans to the Borrower in an aggregate principal amount not exceeding $10,000,000.00.

     "COMMITMENT TERMINATION DATE" shall mean the earliest of (i) December 31, 2003, (ii) the date on which the Commitment is terminated pursuant to SECTION
2.4 and (iii) the date on which all amounts outstanding under this Agreement have been declared or have automatically become due and payable (whether by acceleration or otherwise).

     "CONSOLIDATED CASH FLOW" shall mean consolidated EBITDAR LESS Maintenance Capital Expenditures.

     "CONSOLIDATED EBITDA" shall mean, for the Borrower and its Subsidiaries for any period, an amount equal to the sum of (a) Consolidated Net Income for such period PLUS (b) to the extent deducted in determining Consolidated Net Income for such period, (i) Consolidated Interest Expense, (ii) income tax expense,
(iii) depreciation and amortization and (iv) all other non-cash charges, determined on a consolidated basis in accordance with GAAP in each case for such period.

     "CONSOLIDATED EBITDAR" shall mean, for the Borrower and its Subsidiaries for any period, an amount equal to the sum of (a) Consolidated EBITDA and (b) Consolidated Lease Expense.

     "CONSOLIDATED FIXED CHARGE COVERAGE RATIO" shall mean, for any period of four consecutive fiscal quarters of the Borrower and its Subsidiaries, the ratio of (a) Consolidated Cash Flow to (b) Consolidated Fixed Charges for such period.

     "CONSOLIDATED FIXED CHARGES" shall mean, for the Borrower and its Subsidiaries for any period, the sum (without duplication) of (a) Consolidated Interest Expense for such period, (b) scheduled principal payments made on Consolidated Long Term Debt during such period, (c) scheduled payments with respect to Capital Lease Obligations; (d) income tax expense during such period,
(e) Restricted Payments paid during such period and (f) Consolidated Lease Expense for such period.

     "CONSOLIDATED INTEREST EXPENSE" shall mean, for the Borrower and its Subsidiaries for any period determined on a consolidated basis in accordance with GAAP, the sum of (i) total cash interest expense, including without limitation the interest component of any payments in respect of Capital Leases Obligations capitalized or expensed during such period (whether or not actually paid during such period) PLUS (ii) the net amount payable (or MINUS the net amount receivable) under Hedging Agreements during such period (whether or not actually paid or received during such period).

     "CONSOLIDATED LEASE ADJUSTED DEBT" shall mean, as of any date of determination, the sum of (i) all Indebtedness of the Borrower and its Subsidiaries for borrowed money; (ii) all Capital Lease Obligations of the Borrower and its Subsidiaries; (iii) all Guarantees of Borrower and its Subsidiaries (excluding all guaranteed operating leases associated with Au Bon Pain as lessee); and (iv) the net present value (calculated using a discount rate of 10%) of future minimum commitments under all operating leases of Borrower and its Subsidiaries.

     "CONSOLIDATED LEASE EXPENSE" shall mean, for any period, the aggregate amount of fixed and contingent rentals payable by the Borrower and its Subsidiaries with respect to leases of real and personal property (excluding Capital Lease Obligations) determined on a consolidated basis in accordance with GAAP for such period.

     "CONSOLIDATED LEVERAGE RATIO" shall mean, as of any date of determination with respect to the Borrower and its Subsidiaries, the ratio of (i) Consolidated Lease Adjusted Debt as of such date to (ii) Consolidated EBITDAR as of such date.

     "CONSOLIDATED LONG TERM DEBT" shall mean Indebtedness for borrowed money which has a maturity date of one year or longer from its initial date.

     "CONSOLIDATED NET INCOME" shall mean, for any period, the net income (or loss) of the Borrower and its Subsidiaries for such period determined on a consolidated basis in accordance with GAAP, but excluding therefrom (to the extent otherwise included therein) (i) any extraordinary gains or losses, (ii) any gains attributable to write-ups of assets and (iii) any equity interest of the Borrower or any Subsidiary of the Borrower in the unremitted earnings of any Person that is not a Subsidiary and (iv) any income (or loss) of any Person accrued prior to the date it becomes a Subsidiary or is merged into or consolidated with the Borrower or any Subsidiary on the date that such Person's assets are acquired by the Borrower or any Subsidiary.

     "CONSOLIDATED NET WORTH" shall mean, as of any date, (i) the total assets of the Borrower and its Subsidiaries that would be reflected on the Borrower's consolidated balance sheet as of such date prepared in accordance with GAAP, after eliminating all amounts properly attributable to minority interests, if any, in the stock and surplus of Subsidiaries, MINUS the sum of (i) the total liabilities of the Borrower and its Subsidiaries that would be reflected on the Borrower's consolidated balance sheet as of such date prepared in accordance with GAAP and (ii) the amount of any write-up in the book value of any assets resulting from a revaluation thereof or any write-up in excess of the cost of such assets acquired reflected on the consolidated balance sheet of the Borrower as of such date prepared in accordance with GAAP.

     "CONTROL" shall mean the power, directly or indirectly, either to (i) vote 50% or more of securities having ordinary voting power for the election of directors (or persons performing similar functions) of a Person or (ii) direct or cause the direction of the management and policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. The terms "CONTROLLING", "CONTROLLED BY", and "UNDER COMMON CONTROL WITH" have meanings correlative thereto.

     "DEFAULT" shall mean any condition or event that, with the giving of notice or the lapse of time or both, would constitute an Event of Default.

     "DEFAULT INTEREST" shall have the meaning set forth in SECTION 2.7(B).

     "DOLLAR(S)" and the sign "$" shall mean lawful money of the United States of America.

     "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time, and any successor statute.

     "ERISA AFFILIATE" shall mean any trade or business (whether or not incorporated), which, together with the Borrower, is treated as a single employer under Section 414(b) or (c) of the Code or, solely for the purposes of
Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under Section 414 of the Code.

     "ERISA EVENT" shall mean (a) any "reportable event", as defined in Section 4043 of ERISA or the regulations issued thereunder with respect to a Plan (other than an event for which the 30-day notice period is waived); (b) the existence with respect to any Plan of an "accumulated funding deficiency" (as defined in Section 412 of the Code or Section 302 of ERISA), whether or not waived; (c) the filing pursuant to Section 412(d) of the Code or Section 303(d) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan; (d) the incurrence by the Borrower or any of its ERISA Affiliates of any liability under Title IV of ERISA with respect to the termination of any Plan;
(e) the receipt by the Borrower or any ERISA Affiliate from the PBGC or a plan administrator appointed by the PBGC of any notice relating to an intention to terminate any Plan or Plans or to appoint a trustee to administer any Plan; (f) the incurrence by the Borrower or any of its ERISA Affiliates of any liability with respect to the withdrawal or partial withdrawal from any Plan or Multiemployer Plan; or (g) the receipt by the Borrower or any ERISA Affiliate of any notice, or the receipt by any Multiemployer Plan from the Borrower or any ERISA Affiliate of any notice, concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent or in reorganization, within the meaning of Title IV of ERISA.

     "EURODOLLAR" when used in reference to any Loan, refers to whether such Loan bears interest at a rate determined by reference to the Adjusted LIBO Rate.

     "EURODOLLAR RESERVE PERCENTAGE" shall mean the aggregate of the maximum reserve percentages (including, without limitation, any emergency, supplemental, special or other marginal reserves) expressed as a decimal (rounded upwards to the next 1/100th of 1%) in effect on any day to which the Lender is subject with respect to the Adjusted LIBO Rate pursuant to regulations issued by the Board of Governors of the Federal Reserve System (or any Governmental Authority succeeding to any of its principal functions) with respect to eurocurrency funding (currently referred to as "eurocurrency liabilities" under Regulation
D). Eurodollar Loans shall be deemed to constitute eurocurrency funding and to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to the Lender under Regulation D. The Eurodollar Reserve Percentage shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.

     "EVENT OF DEFAULT" shall have the meaning provided in Article VIII.

     "FEDERAL FUNDS RATE" shall mean, for any day, the rate per annum (rounded upwards, if necessary, to the next 1/100th of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with member banks of the Federal Reserve System arranged by Federal funds brokers, as published by the Federal Reserve Bank of New York on the next succeeding Business Day or if such rate is not so published for any Business Day, the Federal Funds Rate for such day shall be the average rounded upwards, if necessary, to the next 1/100th of 1% of the quotations for such day on such transactions received by the Lender from three Federal funds brokers of recognized standing selected by the Lender.

     "GAAP" shall mean generally accepted accounting principles in the United States applied on a consistent basis and subject to the terms of SECTION 1.2.

     "GOVERNMENTAL AUTHORITY" shall mean the government of the United States of America, any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

     "GUARANTEE" of or by any Person (the "GUARANTOR") shall mean any obligation, contingent or otherwise, of the guarantor guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation of any other Person (the "PRIMARY OBLIGOR") in any manner, whether directly or indirectly and including any obligation, direct or indirect, of the guarantor
(a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation or to purchase (or to advance or supply funds for the purchase of) any security for the payment thereof, (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness or other obligation of the payment thereof, (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation or (d) as an account party in respect of any letter of credit or letter of guaranty issued in support of such Indebtedness or obligation; PROVIDED, that the term "Guarantee" shall not include endorsements for collection or deposits in the ordinary course of business. The amount of any Guarantee shall be deemed to be an amount equal to the stated or determinable amount of the primary obligation in respect of which Guarantee is made or, if not so stated or determinable, the maximum reasonably anticipated liability in respect thereof (assuming such Person is required to perform thereunder) as determined by such Person in good faith. The term "Guarantee" used as a verb has a corresponding meaning.

     "HEDGING AGREEMENTS" shall mean interest rate swap, cap or collar agreements, interest rate future or option contracts, currency swap agreements, currency future or option contracts, commodity agreements and other similar agreements or arrangements designed to protect against fluctuations in interest rates, currency values or commodity values.

     "INDEBTEDNESS" of any Person shall mean, without duplication (i) all obligations of such Person for borrowed money, (ii) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (iii) all obligations of such Person in respect of the deferred purchase price of property or services (other than trade payables incurred in the ordinary course of business; PROVIDED, that for purposes of SECTION 8.1(F), trade payables overdue by more than 120 days shall be included in this definition except to the extent that any of such trade payables are being disputed in good faith and by appropriate measures), (iv) all obligations of such Person under any conditional sale or other title retention agreement(s) relating to property acquired by such Person, (v) all Capital Lease Obligations of such Person, (vi) all obligations, contingent or otherwise, of such Person in respect of letters of credit, acceptances or similar extensions of credit, (vii) all Guarantees of such Person of the type of Indebtedness described in clauses (i) through (vi) above, (viii) all Indebtedness of a third party secured by any Lien on property owned by such Person, whether or not such Indebtedness has been assumed by such Person, (ix) all obligations of such Person, contingent or otherwise, to purchase, redeem, retire or otherwise acquire for value any common stock of such Person, and (x) Off-Balance Sheet Liabilities. The Indebtedness of any Person shall include the Indebtedness of any partnership or joint venture in which such Person is a general partner or a joint venturer, except to the extent that the terms of such Indebtedness provide that such Person is not liable therefor.

     "INTEREST PERIOD" shall mean, with respect to any Eurodollar Loan, a period of one, two, three or six months, as the Borrower may request; PROVIDED, that:

          (i) the initial Interest Period for any such Loan shall commence on the date of such Loan and each Interest Period occurring thereafter in respect of such Loan shall commence on the day on which the next preceding Interest Period expires;

          (ii) if any Interest Period would otherwise end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day, unless such Business Day falls in another calendar month, in which case such Interest Period would end on the next preceding Business Day;

          (iii) any Interest Period which begins on the last Business Day of a calendar month or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period shall end on the last Business Day of such calendar month; and

          (iv) no Interest Period may extend beyond the Commitment Termination Date.

     "LC COMMITMENT" shall mean that portion of the Commitment that may be used by the Borrower for the issuance of Letters of Credit in an aggregate face amount not to exceed $5,000,000.

     "LC DISBURSEMENT" shall mean a payment made by the Lender pursuant to a Letter of Credit.

     "LC DOCUMENTS" shall mean the Letters of Credit and all applications, agreements and instruments relating to the Letters of Credit.

     "LC EXPOSURE" shall mean, at any time, the sum of (i) the aggregate undrawn amount of all outstanding Letters of Credit at such time, PLUS (ii) the aggregate amount of all LC Disbursements that have not been reimbursed by or on behalf of the Borrower at such time.

     "LETTER OF CREDIT" shall mean any letter of credit issued pursuant to
SECTION 2.13 by the Lender for the account of the Borrower pursuant to the LC Commitment.

     "LIBOR" shall mean, for any applicable Interest Period with respect to any Eurodollar Loan, the rate per annum for deposits in Dollars for a period equal to such Interest Period appearing on the display designated as Page 3750 on the Dow Jones Markets Service (or such other page on that service or such other service designated by the British Banker's Association for the display of such Association's Interest Settlement Rates for Dollar deposits) as of 11:00 a.m. (London, England time) on the day that is two Business Days prior to the first day of the Interest Period or if such Page 3750 is unavailable for any reason at such time, the rate which appears on the Reuters Screen ISDA Page as of such date and such time; PROVIDED, that if the Lender determines that the relevant foregoing sources are unavailable for the relevant Interest Period, LIBOR shall mean the rate of interest determined by the Lender to be the average (rounded upward, if necessary, to the nearest 1/100th of 1%) of the rates per annum at which deposits in Dollars are offered to the Lender two (2) Business Days preceding the first day of such Interest Period by leading banks in the London interbank market as of 10:00 a. m. for delivery on the first day of such Interest Period, for the number of days comprised therein and in an amount comparable to the amount of the Eurodollar Loan of the Lender.

     "LIEN" shall mean any mortgage, pledge, security interest, lien (statutory or otherwise), charge, encumbrance, hypothecation, assignment, deposit arrangement, or other arrangement having the practical effect of the foregoing or any preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including any conditional sale or other title retention agreement and any capital lease having the same economic effect as any of the foregoing).

     "LOAN DOCUMENTS" shall mean, collectively, this Agreement, the Note, the LC Documents, the Notice of Borrowing, the Subsidiary Guarantee Agreement, and any and all other instruments, agreements, documents and writings executed in connection with any of the foregoing.

     "LOAN PARTIES" shall mean the Borrower and the Subsidiary Loan Parties.

     "LOAN" shall mean a loan made by the Lender to the Borrower under its Commitment.

     "MAINTENANCE CAPITAL EXPENDITURES" shall mean Capital Expenditures for maintaining existing assets of Borrower and it Subsidiaries.

     "MATERIAL ADVERSE EFFECT" shall mean, with respect to any event, act, condition or occurrence of whatever nature (including any adverse determination in any litigation, arbitration, or governmental investigation or proceeding), whether singly or in conjunction with any other event or events, act or acts, condition or conditions, occurrence or occurrences whether or not related, a material adverse change in, or a material adverse effect on, (i) the business, results of operations, financial condition, assets, liabilities or prospects of the Borrower and of the Borrower and its Subsidiaries taken as a whole, (ii) the ability of the Loan Parties to perform any of their respective obligations under the Loan Documents, (iii) the rights and remedies of the Lender under any of the Loan Documents or (iv) the legality, validity or enforceability of any of the Loan Documents.

     "MATERIAL INDEBTEDNESS" shall mean Indebtedness (other than the Loans and Letters of Credit) or obligations in respect of one or more Hedging Agreements, of any one or more of the Borrower and the Subsidiaries in an aggregate principal amount exceeding $2,000,000. For purposes of determining Material Indebtedness, the "principal amount" of the obligations of the Borrower or any Subsidiary in respect to any Hedging Agreement at any time shall be the maximum aggregate amount (giving effect to any netting agreements) that the Borrower or such Subsidiary would be required to pay if such Hedging Agreement were terminated at such time.

     "MOODY'S" shall mean Moody's Investors Service, Inc.

     "MULTIEMPLOYER PLAN" shall have the meaning set forth in Section 4001(a)(3) of ERISA.

     "NOTE" shall mean a revolving credit note of the Borrower payable to the order of the Lender in the principal amount of the Commitment, in substantially the form of EXHIBIT A.

     "NOTICE OF CONTINUATION" shall mean the notice given by the Borrower to the Lender in respect of the continuation of an outstanding Loan as provided in
SECTION 2.3(B) hereof.

     "NOTICE OF BORROWING" shall have the meaning as set forth in SECTION 2.2.

     "OBLIGATIONS" shall mean all amounts owing by the Borrower to the Lender pursuant to or in connection with this Agreement or any other Loan Document, including without limitation, all principal, interest (including any interest accruing after the filing of any petition in bankruptcy or the commencement of any insolvency, reorganization or like proceeding relating to the Borrower, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding), all reimbursement obligations, fees, expenses, indemnification and reimbursement payments, costs and expenses (including all fees and expenses of counsel to the Lender incurred pursuant to this Agreement or any other Loan Document), whether direct or indirect, absolute or contingent, liquidated or unliquidated, now existing or hereafter arising hereunder or thereunder, together with all renewals, extensions, modifications or refinancings thereof.

     "OFF-BALANCE SHEET LIABILITIES" of any Person shall mean (i) any repurchase obligation or liability of such Person with respect to accounts or notes receivable sold by such Person, (ii) any liability of such Person under any sale and leaseback transactions which do not create a liability on the balance sheet of such Person, (iii) any liability of such Person under any so-called "synthetic" lease transaction or (iv) any obligation arising with respect to any other transaction which is the functional equivalent of or takes the place of borrowing but which does not constitute a liability on the balance sheet of such Person.

     "PARTICIPANT" shall have the meaning set forth in SECTION 9.4(C).

     "PAYMENT OFFICE" shall mean the office of the Lender located at 201 Fourth Avenue North, Nashville, Tennessee 37219, or such other location as to which the Lender shall have given written notice to the Borrower.

     "PBGC" shall mean the Pension Benefit Guaranty Corporation referred to and defined in ERISA, and any successor entity performing similar functions.

     "PERMITTED ENCUMBRANCES" shall mean

          (i) Liens imposed by law for taxes not yet due or which are being contested in good faith by appropriate proceedings and with respect to which adequate reserves are being maintained in accordance with GAAP;

          (ii) statutory Liens of landlords and Liens of carriers, warehousemen, mechanics, materialmen and other Liens imposed by law created in the ordinary course of business for amounts not yet due or which are being contested in good faith by appropriate proceedings and with respect to which adequate reserves are being maintained in accordance with GAAP;

          (iii) pledges and deposits made in the ordinary course of business in compliance with workers' compensation, unemployment insurance and other social security laws or regulations;

          (iv) deposits to secure the performance of bids, trade contracts, leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature, in each case in the ordinary course of business;

          (v) judgment and attachment liens not giving rise to an Event of Default or Liens created by or existing from any litigation or legal proceeding that are currently being contested in good faith by appropriate proceedings and with respect to which adequate reserves are being maintained in accordance with GAAP; and

          (vi) easements, zoning restrictions, rights-of-way and similar encumbrances on real property imposed by law or arising in the ordinary course of business that do not secure any monetary obligations and do not materially detract from the value of the affected property or materially interfere with the ordinary conduct of business of the Borrower and its Subsidiaries taken as a whole;

     PROVIDED, that the term "Permitted Encumbrances" shall not include any Lien securing Indebtedness.

     "PERMITTED INVESTMENTS" shall mean:

          (i) direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, the United States (or by any agency thereof to the extent such obligations are backed by the full faith and credit of the United States), in each case maturing within one year from the date of acquisition thereof;

          (ii) commercial paper having the highest rating, at the time of acquisition thereof, of S&P or Moody's and in either case maturing within six months from the date of acquisition thereof;

          (iii) certificates of deposit, bankers' acceptances and time deposits maturing within 180 days of the date of acquisition thereof issued or guaranteed by or placed with, and money market deposit accounts issued or offered by, any domestic office of any commercial bank organized under the laws of the United States or any state thereof which has a combined capital and surplus and undivided profits of not less than $500,000,000;

          (iv) fully collateralized repurchase agreements with a term of not more than 30 days for securities described in clause (i) above and entered into with a financial institution satisfying the criteria described in clause (iii) above; and

          (v) mutual funds investing solely in any one or more of the Permitted Investments described in clauses (i) through (iv) above.

     "PERSON" shall mean any individual, partnership, firm, corporation, association, joint venture, limited liability company, trust or other entity, or any Governmental Authority.

     "PLAN" means any employee pension benefit plan (other than a Multiemployer
Plan) subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA, and in respect of which the Borrower or any ERISA Affiliate is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an "employer" as defined in Section 3(5) of ERISA.

     "REGULATION D" shall mean Regulation D of the Board of Governors of the Federal Reserve System, as the same may be in effect from time to time, and any successor regulations.

     "RELATED PARTIES" shall mean, with respect to any specified Person, such Person's Affiliates and the respective directors, officers, employees, agents and advisors of such Person and such Person's Affiliates.

     "RESPONSIBLE OFFICER" shall mean any of the president, the chief executive officer, the chief operating officer, the chief financial officer, the treasurer or a vice president of the Borrower or such other representative of the Borrower as may be designated in writing by any one of the foregoing with the consent of the Lender; and, with respect to the financial covenants only, the chief financial officer or the treasurer of the Borrower.

     "RESTRICTED PAYMENT" shall have the meaning set forth in SECTION 7.5.

     "S&P" shall mean Standard & Poor's.

     "SUBSIDIARY" shall mean, with respect to any Person (the "PARENT"), any corporation, partnership, joint venture, limited liability company, association or other entity the accounts of which would be consolidated with those of the parent in the parent's consolidated financial statements if such financial statements were prepared in accordance with GAAP as of such date, as well as any other corporation, partnership, joint venture, limited liability company, association or other entity (i) of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power, or in the case of a partnership, more than 50% of the general partnership interests are, as of such date, owned, Controlled or held, or (ii) that is, as of such date, otherwise Controlled, by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent. Unless otherwise indicated, all references to "Subsidiary" hereunder shall mean a Subsidiary of the Borrower.

     "SUBSIDIARY GUARANTEE AGREEMENT" shall mean the Subsidiary Guarantee Agreement, substantially in the form of EXHIBIT B, made by the Subsidiary Loan Parties in favor of the Lender.

     "SUBSIDIARY LOAN PARTY" shall mean each and every Subsidiary that is required to execute the Subsidiary Guarantee Agreement under SECTION 5.10 hereof.

     "TAXES" shall mean any and all present or future taxes, levies, imposts, duties, deductions, charges or withholdings imposed by any Governmental Authority.

     "WITHDRAWAL LIABILITY" shall mean liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

     SECTION 1.2 ACCOUNTING TERMS AND DETERMINATION. Unless otherwise defined or specified herein, all accounting terms used herein shall be interpreted, all accounting determinations hereunder shall be made, and all financial statements required to be delivered hereunder shall be prepared, in accordance with GAAP as in effect from time to time, applied on a basis consistent (except for such changes approved by the Borrower's independent public accountants) with the most recent audited consolidated financial statement of the Borrower delivered pursuant to SECTION 5.1(A); PROVIDED, that if the Borrower notifies the Lender that the Borrower wishes to amend any covenant in Article VI to eliminate the effect of any change in GAAP on the operation of such covenant (or if the Lender notifies the Borrower that it wishes to amend Article VI for such purpose), then the Borrower's compliance with such covenant shall be determined on the basis of GAAP in effect immediately before the relevant change in GAAP became effective, until either such notice is withdrawn or such covenant is amended in a manner satisfactory to the Borrower and the Lender.

     SECTION 1.3 TERMS GENERALLY. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words "include", "includes" and "including" shall be deemed to be followed by the phase "without limitation". The word "will" shall be construed to have the same meaning and effect as the word "shall". In the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including" and the word "to" means "to but excluding". Unless the context requires otherwise (i) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as it was originally executed or as it may from time to time be amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (ii) any reference herein to any Person shall be construed to include such Person's successors and permitted assigns, (iii) the words "hereof", "herein" and "hereunder" and words of similar import shall be construed to refer to this Agreement as a whole and not to any particular provision hereof, (iv) all references to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles, Sections, Exhibits and Schedules to this Agreement and (v) all references to a specific time shall be construed to refer to the time in the city and state of the Lender's principal office, unless otherwise indicated.

                                   ARTICLE II

                       AMOUNT AND TERMS OF THE COMMITMENTS

     SECTION 2.1 LOANS AND NOTE.

          (a) Subject to the terms and conditions set forth herein, the Lender agrees to make Loans to the Borrower, from time to time during the Availability Period, in an aggregate principal amount outstanding at any time that will not result in the sum of the principal amount of Loans then outstanding plus the outstanding LC Exposure to exceed the Commitment. During the Availability Period, the Borrower shall be entitled to borrow, prepay and reborrow Loans in accordance with the terms and conditions of this Agreement; PROVIDED, that the Borrower may not borrow or reborrow should there exist a Default or Event of Default.

          (b) The Borrower's obligation to pay the principal of, and interest on, the Loans shall be evidenced by the records of the Bank and by the Note. The entries made in such records and/or on the schedule annexed to the Note shall be PRIMA FACIE evidence of the existence and amounts of the obligations of the Borrower therein recorded; PROVIDED, that the failure or delay of the Lender in maintaining or making entries into any such record or on such schedule or any error therein shall not in any manner affect the obligation of the Borrower to repay the Loans (both principal and unpaid accrued interest) in accordance with the terms of this Agreement.

     SECTION 2.2 PROCEDURE FOR LOANS. The Borrower shall give the Lender written notice (or telephonic notice promptly confirmed in writing) of each Loan substantially in the form of Exhibit 2.2 (a "NOTICE OF BORROWING") prior to 11:00 a.m. two (2) Business Days prior to the requested date of each Loan. Each Notice of Borrowing shall be irrevocable and shall specify: (i) the principal amount of the Loan, (ii) the proposed date of such Loan (which shall be a Business Day), and (iii) the duration of the initial Interest Period applicable thereto (subject to the provisions of the definition of Interest Period). The aggregate principal amount of each Loan shall be not less than $100,000 or a larger multiple of $100,000, or in such lesser amounts equal to the amount of the unused Commitment. Upon the satisfaction of the applicable conditions set forth in Article III hereof, the Lender will make the proceeds of each Loan available to the Borrower at the Payment Office on the date specified in the applicable Notice of Borrowing by crediting an account maintained by the Borrower with the Lender or at the Borrower's option, by effecting a wire transfer of such amount to an account designated by the Borrower to the Lender.

     SECTION 2.3 INTEREST ELECTIONS.

          (a) Each Loan shall be a Eurodollar Loan and shall have an initial Interest Period as specified in the applicable Notice of Borrowing. Thereafter, the Borrower may elect to continue the Interest Period for any Eurodollar Loan, all as provided in this Section.

          (b) To make an election pursuant to this Section, the Borrower shall give the Lender prior written notice (or telephonic notice promptly confirmed in writing) of each Eurodollar Loan (a "NOTICE OF CONTINUATION") that is to be continued prior to 11:00 a.m. two (2) Business Days prior to a continuation of the Loan. Each such Notice of Continuation shall be irrevocable and shall specify (i) the Loan to which such Notice of Continuation applies; (ii) the effective date of the election made pursuant to such Notice of Continuation, which shall be a Business Day; and (iii) the Interest Period applicable thereto after giving effect to such election, which shall be a period contemplated by the definition of "Interest Period."

          (c) If, on the expiration of any Interest Period in respect of any Eurodollar Loan, the Borrower shall have failed to deliver a Notice of Continuation, then, unless such Loan is repaid as provided herein, the Borrower shall be deemed to have elected to convert such Loan to a Eurodollar Loan with an Interest Period of one month. No Loan may be continued as a Eurodollar Loan if a Default or an Event of Default exists, unless the Lender shall have otherwise consented in writing.

     SECTION 2.4 OPTIONAL REDUCTION AND TERMINATION OF COMMITMENTS.

          (a) Unless previously terminated, the Commitment shall terminate on the Commitment Termination Date.

          (b) Upon at least two (2) Business Days' prior written notice (or telephonic notice promptly confirmed in writing) to the Lender (which notice shall be irrevocable), the Borrower may reduce the Commitment in part or terminate the Commitment in whole; PROVIDED, that (i) any partial reduction pursuant to this SECTION 2.4 shall be in an amount of at least $100,000 and any larger multiple of $100,000, and (ii) no such reduction shall be permitted which would reduce the Commitment (after giving effect thereto and any concurrent prepayments made under SECTION 2.6) to an amount less than the outstanding Loans PLUS the outstanding LC Exposure.

     SECTION 2.5 REPAYMENT OF LOANS. The outstanding principal amount of all Loans shall be due and payable (together with accrued and unpaid interest thereon) on the Commitment Termination Date.

     SECTION 2.6 OPTIONAL PREPAYMENTS. The Borrower shall have the right at any time and from time to time to prepay any Loan, in whole or in part, without premium or penalty, by giving irrevocable written notice (or telephonic notice promptly confirmed in writing) to the Lender no later than 11:00 a.m. not less than two (2) Business Days prior to any such prepayment. Each such notice shall be irrevocable and shall specify the proposed date of such prepayment and the principal amount of each Loan or portion thereof to be prepaid. Such amount shall be due and payable on the date designated in such notice, together with accrued interest to such date on the amount so prepaid in accordance with
SECTION 2.7(A); PROVIDED, that if a Eurodollar Loan is prepaid on a date other than the last day of an Interest Period applicable thereto, the Borrower shall also pay all amounts required pursuant to SECTION 2.11. Each partial prepayment of any Loan shall be in an amount that would be permitted in the case of an advance of a Loan pursuant to SECTION 2.2.

     SECTION 2.7 INTEREST ON LOANS.

          (a) The Borrower shall pay interest on each Eurodollar Loan at the Adjusted LIBO Rate for the applicable Interest Period in effect for such Loan.

          (b) While an Event of Default exists or after acceleration, at the option of the Lender, the Borrower shall pay interest ("DEFAULT INTEREST") with respect to all Eurodollar Loans at the rate otherwise applicable for the then-current Interest Period PLUS an additional 2% per annum until the last day of such Interest Period, and thereafter, and with respect to all Loans and all other Obligations hereunder (other than Loans), at the Base Rate, PLUS an additional 2% per annum.

          (c) Interest on the principal amount of all Loans shall accrue from and including the date such Loans are made to but excluding the date of any repayment thereof. Interest on all outstanding Eurodollar Loans shall be payable on the last day of each Interest Period applicable thereto, and, in the case of any Eurodollar Loans having an Interest Period in excess of three months, on each day which occurs every three months after the initial date of such Interest Period, and on the Commitment Termination Date. All Default Interest shall be payable on demand.

          (d) The Lender shall determine each interest rate applicable to the Loans hereunder and shall promptly notify the Borrower of such rate in writing (or by telephone, promptly confirmed in writing). Any such determination shall be conclusive and binding for all purposes, absent manifest error.

     SECTION 2.8 FEES.

          (a) COMMITMENT FEE. The Borrower agrees to pay to the Lender a commitment fee, which shall accrue at a rate equal to 0.225% per annum on the daily amount of the unused Commitment during the Availability Period; PROVIDED, HOWEVER, that if the Lender continues to have any Loans or LC Exposure outstanding after the Commitment Termination Date, then the commitment fee shall continue to accrue on the amount of the Lender's unused Commitment from and after the Commitment Termination Date to the date that all of the Lender's outstanding Loans and/or LC Exposure have been paid in full.

          (b) UTILIZATION FEE. If, during any calendar month, the average daily outstanding Loans shall exceed 50% of the Commitment, the Borrower shall pay to Lender a utilization fee, which shall accrue at a rate equal to 0.25% on the amount of such average daily outstanding Loan amount for such month.

          (c) LETTER OF CREDIT FEES. The Borrower agrees to pay to the Lender a letter of credit fee which shall accrue at one percent (1%) per annum on the average daily amount of the Lender's LC Exposure (excluding any portion thereof attributable to unreimbursed LC Disbursements) attributable to such Letter of Credit during the period from and including the date of issuance of such Letter of Credit to but excluding the date on which such Letter expires or is drawn in full (including without limitation any LC Exposure that remains outstanding after the Commitment Termination Date), as well as the Lender's standard fees with respect to issuance, amendment, renewal or extension of any Letter of Credit or processing of drawings thereunder.

          (d) CLOSING FEE. The Borrower shall pay to Lender a closing fee equal to 0.20% of the Commitment. The Closing Fee shall be due and payable on the Closing Date.

          (e) PAYMENTS. Accrued fees (other than the closing fee referenced in paragraph (d)) shall be payable quarterly in arrears on the last day of each March, June, September and December, commencing on March 31, 2001 and on the Commitment Termination Date (and if later, the date the Loans and LC Exposure shall be repaid in their entirety).

     SECTION 2.9 COMPUTATION OF INTEREST AND FEES. All computations of interest and fees hereunder shall be made on the basis of a year of 360 days for the actual number of days (including the first day but excluding the last day) occurring in the period for which such interest or fees are payable (to the extent computed on the basis of days elapsed). Each determination by the Lender of an interest amount or fee hereunder shall be made in good faith and, except for manifest error, shall be final, conclusive and binding for all purposes.

     SECTION 2.10 INCREASED COSTS.

          (a) If any Change in Law shall:

               (i) impose, modify or deem applicable any reserve, special deposit or similar requirement that is not otherwise included in the determination of the Adjusted LIBO Rate hereunder against assets of, deposits with or for the account of, or credit extended by, the Lender (except any such reserve requirement reflected in the Adjusted LIBO
          Rate); or

               (ii) impose on the Lender or the eurodollar interbank market any other condition affecting this Agreement or any Eurodollar Loans made by the Lender; and the result of the foregoing is to increase the cost to the Lender of making, converting into, continuing or maintaining a Eurodollar Loan or to increase the cost to the Lender of issuing any Letter of Credit or to reduce the amount received or receivable by the Lender hereunder (whether of principal, interest or any other amount), then the Borrower shall promptly pay, upon written notice from and demand by the Lender, within five Business Days after the date of such notice and demand, additional amount or amounts sufficient to compensate the Lender for such additional costs incurred or reduction suffered.

          (b) If the Lender shall have determined that on or after the date of this Agreement any Change in Law regarding capital requirements has or would have the effect of reducing the rate of return on the Lender's capital (or on the capital of the Lender's parent corporation) as a consequence of its obligations hereunder or under or in respect of any Letter of Credit to a level below that which the Lender or the Lender's parent corporation could have achieved but for such Change in Law (taking into consideration the Lender's policies or the policies of the Lender's parent corporation with respect to capital adequacy) then, from time to time, within five (5)
     Business Days after receipt by the Borrower of written demand by the Lender, the Borrower shall pay to the Lender such additional amounts as will compensate the Lender or the Lender's parent corporation for any such reduction suffered.

          (c) A certificate of the Lender setting forth the amount or amounts necessary to compensate the Lender or its parent corporation, as the case may be, specified in paragraph (a) or (b) of this Section shall be delivered to the Borrower and shall be conclusive, absent manifest error. The Borrower shall pay the Lender such amount or amounts within 10 days after receipt thereof.

          (d) Failure or delay on the part of the Lender to demand compensation pursuant to this Section shall not constitute a waiver of the Lender's right to demand such compensation.

     SECTION 2.11 FUNDING INDEMNITY. In the event of (a) the payment of any principal of a Eurodollar Loan other than on the last day of the Interest Period applicable thereto (including as a result of an Event of Default), (b) the conversion or continuation of a Eurodollar Loan other than on the last day of the Interest Period applicable thereto, or (c) the failure by the Borrower to borrow, prepay, or continue any Eurodollar Loan on the date specified in any applicable notice (regardless of whether such notice is withdrawn or revoked), then, in any such event, the Borrower shall compensate the Lender, within five
(5) Business Days after written demand from the Lender, for any loss, cost or expense attributable to such event. Such loss, cost or expense shall be deemed to include an amount determined by the Lender to be the excess, if any, of (A) the amount of interest that would have accrued on the principal amount of such Eurodollar Loan if such event had not occurred at the Adjusted LIBO Rate applicable to such Eurodollar Loan for the period from the date of such event to the last day of the then current Interest Period therefor (or in the case of a failure to borrow or continue, for the period that would have been the Interest Period for such Eurodollar Loan) over (B) the amount of interest that would accrue on the principal amount of such Eurodollar Loan for the same period if the Adjusted LIBO Rate were set on the date such Eurodollar Loan was prepaid or converted or the date on which the Borrower failed to borrow or continue such Eurodollar Loan. A certificate as to any additional amount payable under this
SECTION 2.11 submitted to the Borrower by the Lender shall be conclusive, absent manifest error.

     SECTION 2.12 PAYMENTS GENERALLY. The Borrower shall make each payment required to be made by it hereunder prior to 11:00 a.m., on the date when due, in immediately available funds, without set-off or counterclaim. Any amounts received after such time on any date may, in the discretion of the Lender, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon. All such payments shall be made to the Lender at its Payment Office. If any payment hereunder shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day, and, in the case of any payment accruing interest, interest thereon shall be made payable for the period of such extension. All payments hereunder shall be made in Dollars.

     SECTION 2.13 LETTERS OF CREDIT.

          (a) During the Availability Period, the Lender agrees to issue, at the request of the Borrower, Letters of Credit for the account of the Loan Parties on the terms and conditions hereinafter set forth; PROVIDED, that
     (i) each Letter of Credit shall expire on the earlier of (A) the date one year after the date of issuance of such Letter of Credit (or in the case of any renewal or extension thereof, one year after such renewal or extension) and (B) the date that is five (5) Business Days prior to the Commitment Termination Date; (ii) each Letter of Credit shall be in a stated amount of at least $50,000; and (iii) the Borrower may not request any Letter of Credit, if, after giving effect to such issuance (A) the LC Exposure would exceed the LC Commitment or (B) the LC Exposure, PLUS the outstanding Loans would exceed the Commitment.

          (b) To request the issuance of a Letter of Credit (or any amendment, renewal or extension of an outstanding Letter of Credit), the Borrower shall give the Lender irrevocable written notice at least three (3) Business Days prior to the requested date of such issuance specifying the date (which shall be a Business Day) such Letter of Credit is to be issued (or amended, extended or renewed, as the case may be), the expiration date of such Letter of Credit, the amount of such Letter of Credit , the name and address of the beneficiary thereof and such other information as shall be necessary to prepare, amend, renew or extend such Letter of Credit. In addition to the satisfaction of the conditions in Article III, the issuance of such Letter of Credit (or any amendment which increases the amount of such Letter of Credit) will be subject to the further conditions that such Letter of Credit shall be in such form and contain such terms as the Lender shall approve and that the Borrower shall have executed and delivered any additional applications, agreements and instruments relating to such Letter of Credit as the Lender shall reasonably require; PROVIDED, that in the event of any conflict between such applications, agreements or instruments and this Agreement, the terms of this Agreement shall control.

          (c) The Lender shall examine all documents purporting to represent a demand for payment under a Letter of Credit promptly following its receipt thereof. The Lender shall notify the Borrower of such demand for payment and whether the Lender has made or will make a LC Disbursement thereunder; PROVIDED, that any failure to give or delay in giving such notice shall not relieve the Borrower of its obligation to reimburse the Lender with respect to such LC Disbursement. The Borrower shall be irrevocably and unconditionally obligated to reimburse the Lender for any LC Disbursements paid by the Lender in respect of such drawing, without presentment, demand or other formalities of any kind.

          (d) If any Event of Default shall occur and be continuing, on the Business Day that the Borrower receives notice from the Lender demanding the deposit of cash collateral pursuant to this paragraph, the Borrower shall deposit in an account with the Lender, in the name of the Lender and for the benefit of the Lender, an amount in cash equal to the LC Exposure as of such date plus any accrued and unpaid interest thereon; PROVIDED, that the obligation to deposit such cash collateral shall become effective immediately, and such deposit shall become immediately due and payable, with demand or notice of any kind, upon the occurrence of any Event of Default with respect to the Borrower described in clause (g) or (h) of
     SECTION 8.1. Such deposit shall be held by the Lender as collateral for the payment and performance of the obligations of the Borrower under this Agreement. The Lender shall have exclusive dominion and control, including the exclusive right of withdrawal, over such account. Such deposits shall earn interest Federal Funds rate of interest on the investment of such deposits, which investments shall be made at the option and sole discretion of the Lender and at the Borrower's risk and expense, such deposits shall not bear interest. Interest and profits, if any, on such investments shall accumulate in such account. Moneys in such account shall applied by the Lender to reimburse itself for LC Disbursements for which it had not been reimbursed and to the extent so applied, shall be held for the satisfaction of the reimbursement obligations of the Borrower for the LC Exposure at such time or, if the maturity of the Loans has been accelerated, be applied to satisfy other obligations of the Borrower under this Agreement. If the Borrower is required to provide an amount of cash collateral hereunder as a result of the occurrence of an Event of Default, such amount plus any interest earned thereon (to the extent not so applied as aforesaid) shall be returned to the Borrower with three Business Days after all Events of Default have been cured or waived.

          (e) The Borrower's obligation to reimburse LC Disbursements hereunder shall be absolute, unconditional and irrevocable and shall be performed strictly in accordance with the terms of this Agreement under all circumstances whatsoever and irrespective of any of the following circumstances:

               (i) Any lack of validity or enforceability of any Letter of Credit or this Agreement;

               (ii) The existence of any claim, set-off, defense or other right which the Borrower or any Subsidiary or Affiliate of the Borrower may have at any time against a beneficiary or any transferee of any Letter of Credit (or any Persons or entities for whom any such beneficiary or transferee may be acting), the Lender or any other Person, whether in connection with this Agreement or the Letter of Credit or any document related hereto or thereto or any unrelated transaction;

               (iii) Any draft or other document presented under a Letter of Credit proving to be forged, fraudulent or invalid in any respect or any statement therein being untrue or inaccurate in any respect;

               (iv) Payment by the Lender under a Letter of Credit against presentation of a draft or other document to the Lender that does not comply with the terms of such Letter of Credit, if such non-compliance is immaterial;

               (v) Any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section, constitute a legal or equitable discharge of, or provide a right of setoff against, the Borrower's obligations hereunder; or

               (vi) The existence of a Default or an Event of Default.

          Neither the Lender nor any Related Party of the Lender shall have any liability or responsibility by reason of or in connection with the issuance or transfer of any Letter of Credit or any payment or failure to make any payment thereunder (irrespective of any of the circumstances referred to above), or any error, omission, interruption, loss or delay in transmission or delivery of any draft, notice or other communication under or relating to any Letter of Credit (including any document required to make a drawing thereunder), any error in interpretation of technical terms or any consequence arising from causes beyond the control of the Lender; PROVIDED, that the foregoing shall not be construed to excuse the Lender from liability to the Borrower to the extent of any direct damages (as opposed to consequential damages, claims in respect of which are hereby waived by the Borrower to the extent permitted by applicable law) suffered by the Borrower that are caused by the Lender's failure to exercise care when determining whether drafts or other documents presented under a Letter of Credit comply with the terms thereof. The parties hereto expressly agree, that in the absence of gross negligence or willful misconduct on the part of the Lender (as finally determined by a court of competent jurisdiction), the Lender shall be deemed to have exercised care in each such determination. In furtherance of the foregoing and without limiting the generality thereof, the parties agree that, with respect to documents presented that appear on their face to be in substantial compliance with the terms of a Letter of Credit, the Lender may, in its sole discretion, either accept and make payment upon such documents without responsibility for further investigation, regardless of any notice or information to the contrary, or refuse to accept and make payment upon such documents if such documents are not in strict compliance with the terms of such Letter of Credit.

          (f) Each Letter of Credit shall be subject to the Uniform Customs and Practices for Documentary Credits (1993 Revision), International Chamber of Commerce Publication No. 500, as the same may be amended from time to time, and, to the extent not inconsistent therewith, the governing law of this Agreement set forth in SECTION 9.5.

                                   ARTICLE III

               CONDITIONS PRECEDENT TO LOANS AND LETTERS OF CREDIT

     SECTION 3.1 CONDITIONS TO EFFECTIVENESS. The obligations of the Lender to make the initial Loan and to issue the initial Letter of Credit hereunder is subject to the receipt by the Lender of the following documents in form and substance reasonably satisfactory to the Lender:

          (a) this Agreement duly executed and delivered by the Borrower;

          (b) a duly executed Note;

          (c) a duly executed Subsidiary Guarantee Agreement;

          (d) a certificate of the Secretary or Assistant Secretary of each Loan Party, attaching and certifying copies of its bylaws and of the resolutions of its boards of directors, authorizing the execution, delivery and performance of the Loan Documents to which it is a party and certifying the name, title and true signature of each officer of such Loan Party executing the Loan Documents to which it is a party;

          (e) certified copies of the articles of incorporation or other charter documents of each Loan Party, together with certificates of good standing or existence, as may be available from the Secretary of State of the jurisdiction of incorporation of such Loan Party and each other jurisdiction where such Loan Party is required to be qualified to do business as a foreign corporation;

          (f) a certificate, dated the Closing Date and signed by a Responsible Officer, confirming compliance with the conditions set forth in paragraphs
     (a), (b) and (c) of SECTION 3.2.

     SECTION 3.2 EACH CREDIT EVENT. The obligation of the Lender to make any Loan or to issue, amend, renew or extend any Letter of Credit is subject to the satisfaction of the following conditions:

          (a) at the time of and immediately after giving effect to such Loan or the issuance, amendment, renewal or extension of such Letter of Credit, as applicable, no Default or Event of Default shall exist; and

          (b) all representations and warranties of each Loan Party set forth in the Loan Documents shall be true and correct in all material respects on and as of the date of such Loan or the date of issuance, amendment, extension or renewal of such Letter of Credit, in each case before and after giving effect thereto; and

          (c) since the date of the most recent financial statements of the Borrower described in SECTION 5.1(A), there shall have been no change which has had or could reasonably be expected to have a Material Adverse Effect.

The making of each Loan and each issuance, amendment, extension or renewal of any Letter of Credit shall be deemed to constitute a representation and warranty by the Borrower on the date thereof as to the matters specified in paragraphs
(a), (b) and (c) of this SECTION 3.2.

                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES

     The Borrower represents and warrants to the Lender as follows:

     SECTION 4.1 EXISTENCE; POWER. The Borrower and each of its Subsidiaries (i) is duly organized, validly existing and in good standing as a corporation under the laws of the jurisdiction of its organization, (ii) has all requisite power and authority to carry on its business as now conducted, and (iii) is duly qualified to do business, and is in good standing, in each jurisdiction where such qualification is required, except where a failure to be so qualified could not reasonably be expected to result in a Material Adverse Effect.

     SECTION 4.2 ORGANIZATIONAL POWER; AUTHORIZATION. The execution, delivery and performance by each Loan Party of the Loan Documents to which it is a party are within such Loan Party's organizational powers and have been duly authorized by all necessary organizational action. This Agreement has been duly executed and delivered by the Borrower, and constitutes, and each other Loan Document to which any Loan Party is a party, when executed and delivered by such Loan Party, will constitute, valid and binding obligations of the Borrower or such Loan Party (as the case may be), enforceable against it in accordance with their respective terms, except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, or similar laws affecting the enforcement of creditors' rights generally and by general principles of equity.

     SECTION 4.3 GOVERNMENTAL APPROVALS; NO CONFLICTS. The execution, delivery and performance by the Borrower of this Agreement, and by each Loan Party of the other Loan Documents to which it is a party (a) do not require any consent or approval of, registration or filing with, or any action by, any Governmental Authority, except those as have been obtained or made and are in full force and effect or where the failure to do so, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect,

(b) will not violate any applicable law or regulation or the charter, by-laws or other organizational documents of the Borrower or any of its Subsidiaries or any order of any Governmental Authority, (c) will not violate or result in a default under any indenture, material agreement or other material instrument binding on the Borrower or any of its Subsidiaries or any of its assets or give rise to a right thereunder to require any payment to be made by the Borrower or any of its Subsidiaries and (d) will not result in the creation or imposition of any Lien on any asset of the Borrower or any of its Subsidiaries, except Liens (if any) created under the Loan Documents.

     SECTION 4.4 FINANCIAL STATEMENTS. The Borrower has furnished to the Lender
(i) the audited consolidated balance sheet of the Borrower and its Subsidiaries as of December 25, 1999 and the related consolidated statements of income, shareholders' equity and cash flows for the fiscal year then ended audited by PriceWaterhouseCooper LLP and (ii) the unaudited consolidated balance sheet of the Borrower and its Subsidiaries as at the end of September 30, 2000, and the related unaudited consolidated statements of income and cash flows for the fiscal quarter and year-to-date period then ending, certified by a Responsible Officer. Such financial statements fairly present the consolidated financial condition of the Borrower and its Subsidiaries as of such dates and the consolidated results of operations for such periods in conformity with GAAP consistently applied, subject to year end audit adjustments and the absence of footnotes in the case of the statements referred to in clause (ii). Since September 30, 2000, there have been no changes with respect to the Borrower and its Subsidiaries which have had or could reasonably be expected to have, singly or in the aggregate, a Material Adverse Effect.

     SECTION 4.5 LITIGATION. No litigation, investigation or proceeding of or before any arbitrators or Governmental Authorities is pending against or, to the knowledge of the Borrower, threatened against or affecting the Borrower or any of its Subsidiaries (i) as to which there is a reasonable possibility of an adverse determination that could reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect or (ii) which in any manner draws into question the validity or enforceability of this Agreement or any other Loan Document.

     SECTION 4.6 COMPLIANCE WITH LAWS AND AGREEMENTS. The Borrower and each Subsidiary is in compliance with (a) all applicable laws, rules, regulations and orders of any Governmental Authority, and (b) all indentures, agreements or other instruments binding upon it or its properties, except where non-compliance, either singly or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

     SECTION 4.7 INVESTMENT COMPANY ACT, ETC. Neither the Borrower nor any of its Subsidiaries is (a) an "investment company", as defined in, or subject to regulation under, the Investment Company Act of 1940, as amended, (b) a "holding company" as defined in, or subject to regulation under, the Public Utility Holding Company Act of 1935, as amended or (c) otherwise subject to any other regulatory scheme limiting its ability to incur debt.

     SECTION 4.8 TAXES. The Borrower and its Subsidiaries have timely filed or caused to be filed all Federal income tax returns and all other material tax returns that are required to be filed by them, and have paid all taxes shown to be due and payable on such returns or on any assessments made against it or its property and all other taxes, fees or other charges imposed on it or any of its property by any Governmental Authority, except (i) to the extent the failure to do so would not have a Material Adverse Effect or (ii) where the same are currently being contested in good faith by appropriate proceedings and for which the Borrower or such Subsidiary, as the case may be, has set aside on its books adequate reserves.

     SECTION 4.9 MARGIN REGULATIONS. None of the proceeds of any of the Loans or Letters of Credit will be used for "purchasing" or "carrying" any "margin stock" with the respective meanings of each of such terms under Regulation U as now and from time to time hereafter in effect or for any purpose that violates the provisions of the applicable Margin Regulations.

     SECTION 4.10 ERISA. No ERISA Event has occurred or is reasonably expected to occur that, when taken together with all other such ERISA Events for which liability is reasonably expected to occur, could reasonably be expected to result in a Material Adverse Effect.

     SECTION 4.11 OWNERSHIP OF PROPERTY.

          (a) Each of the Borrower and its Subsidiaries has good title to, or valid leasehold interests in, all of its real and personal property material to the operation of its business.

          (b) Each of the Borrower and its Subsidiaries owns, or is licensed, or otherwise has the right, to use, all patents, trademarks, service marks, trade names, copyrights and other intellectual property material to its business, and the use thereof by the Borrower and its Subsidiaries does not infringe on the rights of any other Person, except for any such infringements that, individually or in the aggregate, would not have a Material Adverse Effect.

     SECTION 4.12 DISCLOSURE. The Borrower has disclosed to the Lender all agreements, instruments, and corporate or other restrictions to which the Borrower or any of its Subsidiaries is subject, and all other matters known to any of them, that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect. None of the reports (including without limitation all reports that the Borrower is required to file with the Securities and Exchange Commission), financial statements, certificates or other information furnished by or on behalf of the Borrower to the Lender in connection with the negotiation of this Agreement or any other Loan Document or delivered hereunder or thereunder (as modified or supplemented by any other information so furnished) contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, taken as a whole, in light of the circumstances under which they were made, not misleading.

     SECTION 4.13 LABOR RELATIONS. There are no strikes, lockouts or other material labor disputes or grievances against the Borrower or any of its Subsidiaries, or, to the Borrower's knowledge, threatened against or affecting the Borrower or any of its Subsidiaries, and no significant unfair labor practice, charges or grievances are pending against the Borrower or any of its Subsidiaries, or to the Borrower's knowledge, threatened against any of them before any Governmental Authority. All payments due from the Borrower or any of its Subsidiaries pursuant to the provisions of any collective bargaining agreement have been paid or accrued as a liability on the books of the Borrower or any such Subsidiary, except where the failure to do so could not reasonably be expected to have a Material Adverse Effect.

     SECTION 4.14 SUBSIDIARIES. Schedule 4.14 sets forth the name of, the ownership interest of the Borrower in, the jurisdiction of incorporation of, and the type of, each Subsidiary and identifies each Subsidiary that is a Subsidiary Loan Party, in each case as of the Closing Date.

                                    ARTICLE V

                              AFFIRMATIVE COVENANTS

     The Borrower covenants and agrees that so long as the Lender has a Commitment hereunder or the principal of and interest on any Loan or any fee or any LC Disbursement remains unpaid or any Letter of Credit remains outstanding:

     SECTION 5.1 FINANCIAL STATEMENTS AND OTHER INFORMATION. The Borrower will deliver to the Lender:

          (a) as soon as available and in any event within 90 days after the end of each fiscal year of Borrower, a copy of the annual audited report for such fiscal year for the Borrower and its Subsidiaries, containing a consolidated balance sheet of the Borrower and its Subsidiaries as of the end of such fiscal year and the related consolidated statements of income, stockholders' equity and cash flows (together with all footnotes thereto) of the Borrower and its Subsidiaries for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail and reported on by PriceWaterhouseCooper LLP or other independent public accountants of nationally recognized standing (without a "going concern" or like qualification, exception or explanation and without any qualification or exception as to scope of such audit) to the effect that such financial statements present fairly in all material respects the financial condition and the results of operations of the Borrower and its Subsidiaries for such fiscal year on a consolidated basis in accordance with GAAP and that the examination by such accountants in connection with such consolidated financial statements has been made in accordance with generally accepted auditing standards;

          (b) as soon as available and in any event within 45 days after the end of each of the first three fiscal quarters of each fiscal year of the Borrower, an unaudited consolidated balance sheet of the Borrower and its Subsidiaries as of the end of such fiscal quarter and the related unaudited consolidated statements of income and cash flows of the Borrower and its Subsidiaries for such fiscal quarter and the then elapsed portion of such fiscal year, setting forth in each case in comparative form the figures for the corresponding quarter and the corresponding portion of Borrower's previous fiscal year, all certified by the chief financial officer or treasurer of the Borrower as presenting fairly in all material respects the financial condition and results of operations of the Borrower and its Subsidiaries on a consolidated basis in accordance with GAAP, subject to normal year-end audit adjustments and the absence of footnotes;

          (c) concurrently with the delivery of the financial statements referred to in clauses (a) and (b) above, a certificate of a Responsible Officer, (i) certifying as to whether there exists a Default or Event of Default on the date of such certificate, and if a Default or an Event of Default then exists, specifying the details thereof and the action which the Borrower has taken or proposes to take with respect thereto, (ii) setting forth in reasonable detail calculations demonstrating compliance with Article VI and (iii) stating whether any change in GAAP or the application thereof has occurred since the date of the Borrower's audited financial statements referred to in SECTION 4.4 and, if any change has occurred, specifying the effect of such change on the financial statements accompanying such certificate;

          (d) promptly after the same become publicly available, copies of all periodic and other reports, proxy statements and other materials filed with the Securities and Exchange Commission, or any Governmental Authority succeeding to any or all functions of said Commission, or with any national securities exchange, or distributed by the Borrower to its shareholders generally, as the case may be; and

          (e) promptly following any request therefor, such other information regarding the results of operations, business affairs and financial condition of the Borrower or any Subsidiary as the Lender may reasonably request.

     SECTION 5.2 NOTICES OF MATERIAL EVENTS. The Borrower will furnish to the Lender prompt written notice of the following:

          (a) the occurrence of any Default or Event of Default;

          (b) the filing or commencement of any action, suit or proceeding by or before any arbitrator or Governmental Authority against or, to the knowledge of the Borrower, affecting the Borrower or any Subsidiary which, if adversely determined, could reasonably be expected to result in a Material Adverse Effect;

          (c) the occurrence of any ERISA Event that alone, or together with any other ERISA Events that have occurred, could reasonably be expected to result in liability of the Borrower and its Subsidiaries in an aggregate amount exceeding $2,000,000; and

          (d) any other development that results in, or could reasonably be expected to result in, a Material Adverse Effect.

     Each notice delivered under this Section shall be accompanied by a written statement of a Responsible Officer setting forth the details of the event or development requiring such notice and any action taken or proposed to be taken with respect thereto.

     SECTION 5.3 EXISTENCE; CONDUCT OF BUSINESS. The Borrower will, and will cause each of its Subsidiaries to, do or cause to be done all things necessary to preserve, renew and maintain in full force and effect its legal existence and its respective rights, licenses, permits, privileges, franchises, patents, copyrights, trademarks and trade names material to the conduct of its business and will continue to engage in the same business as presently conducted or such other businesses that are reasonably related thereto; PROVIDED, that nothing in this Section shall prohibit any merger, consolidation, liquidation or dissolution permitted under SECTION 7.3.

     SECTION 5.4 COMPLIANCE WITH LAWS, ETC. The Borrower will, and will cause each of its Subsidiaries to, comply with all laws, rules, regulations and requirements of any Governmental Authority applicable to its properties, except where the failure to do so, either individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

     SECTION 5.5 PAYMENT OF OBLIGATIONS. The Borrower will, and will cause each of its Subsidiaries to, pay and discharge at or before maturity, all of its obligations and liabilities (including without limitation all tax liabilities and claims that could result in a statutory Lien) before the same shall become delinquent or in default, except where (a) the validity or amount thereof is being contested in good faith by appropriate proceedings, (b) the Borrower or such Subsidiary has set aside on its books adequate reserves with respect thereto in accordance with GAAP and (c) the failure to make payment pending such contest could not reasonably be expected to result in a Material Adverse Effect.

     SECTION 5.6 BOOKS AND RECORDS. The Borrower will, and will cause each of its Subsidiaries to, keep proper books of record and account in which full, true and correct entries shall be made of all dealings and transactions in relation to its business and activities to the extent necessary to prepare the consolidated financial statements of Borrower in conformity with GAAP.

     SECTION 5.7 VISITATION, INSPECTION, ETC. The Borrower will, and will cause each of its Subsidiaries to, permit any representative of the Lender to visit and inspect its properties, to examine its books and records and to make copies and take extracts therefrom, and to discuss its affairs, finances and accounts with any of its officers and with its independent certified public accountants, all at such reasonable times and as often as the Lender may reasonably request after reasonable prior notice to the Borrower.

     SECTION 5.8 MAINTENANCE OF PROPERTIES; INSURANCE. The Borrower will, and will cause each of its Subsidiaries to, (a) keep and maintain all property material to the conduct of its business in good working order and condition, ordinary wear and tear except where the failure to do so, either individually or it the aggregate, could not reasonably be expected to result in a Material Adverse Effect and (b) maintain with financially sound and reputable insurance companies, insurance with respect to its properties and business, and the properties and business of its Subsidiaries, against loss or damage of the kinds customarily insured against by companies in the same or similar businesses operating in the same or similar locations.

     SECTION 5.9 USE OF PROCEEDS AND LETTERS OF CREDIT. The Borrower will use the proceeds of all Loans to finance working capital needs and for other general corporate purposes of the Borrower and its Subsidiaries. No part of the proceeds of any Loan will be used, whether directly or indirectly, for any purpose that would violate any rule or regulation of the Board of Governors of the Federal Reserve System, including Regulations T, U or X. All Letters of Credit will be used for general corporate purposes.

     SECTION 5.10 ADDITIONAL SUBSIDIARIES. If any additional Subsidiary is acquired or formed after the Closing Date, the Borrower will, within ten (10) business days after such Subsidiary is acquired or formed, notify the Lender thereof and will cause such Subsidiary to become a Subsidiary Loan Party by executing agreements in the form of Annex I to Exhibit B in form and substance satisfactory to the Lender and will cause such Subsidiary to deliver simultaneously therewith similar documents applicable to such Subsidiary required under SECTION 3.1 as reasonably requested by the Lender.

                                   ARTICLE VI

                               FINANCIAL COVENANTS

     The Borrower covenants and agrees that so long as the Lender has its Commitment hereunder or the principal of or interest on or any Loan remains unpaid or any fee or any LC Disbursement remains unpaid or any Letter of Credit remains outstanding:

     SECTION 6.1 LEVERAGE RATIO. As of the end of each fiscal quarter of the Borrower, commencing with the fiscal quarter ending December 29, 2000, Borrower's Consolidated Leverage Ratio (calculated on a trailing four-quarters basis) will not exceed 2.50 to 1.00.

     SECTION 6.2 CONSOLIDATED FIXED CHARGE COVERAGE RATIO. As of the end of each fiscal quarter of the Borrower, commencing with the fiscal quarter ending December 29, 2000, Borrower's a Fixed Charge Coverage Ratio (calculated on a trailing four-quarters basis) shall be not less than 1.25 to 1.00.

     SECTION 6.3 CONSOLIDATED NET WORTH. The Borrower will not permit its Consolidated Net Worth at any time to be less than the sum of $80,000,000, PLUS 50% of Consolidated Net Income earned subsequent to Borrower's fiscal year ending in December of 2000 on a cumulative basis; PROVIDED, that if Consolidated Net Income is negative in any fiscal quarter the amount added for such fiscal quarter shall be zero and such negative Consolidated Net Income shall not reduce the amount of Consolidated Net Income added from any previous fiscal quarter. The amount of Consolidated Net Worth set forth above shall also be increased by 75% of the net proceeds of any public or private offering of common stock of the Borrower after the Closing Date. Promptly upon the consummation of such offering, the Borrower shall notify the Lender in writing of the amount of such equity offering.

                                   ARTICLE VII

                               NEGATIVE COVENANTS

     The Borrower covenants and agrees that so long as the Lender has its Commitment hereunder or the principal of or interest on any Loan remains unpaid or any fee or any LC Disbursement remains unpaid or any Letter of Credit remains outstanding:

     SECTION 7.1 INDEBTEDNESS. The Borrower will not, and will not permit any of its Subsidiaries to, create, incur, assume or suffer to exist any Indebtedness, except:

          (a) Indebtedness created pursuant to the Loan Documents;

          (b) Indebtedness existing on the date hereof and set forth on SCHEDULE
     7.1 and extensions, renewals and replacements of any such Indebtedness that do not increase the outstanding principal amount thereof (immediately prior to giving effect to such extension, renewal or replacement) or shorten the maturity or the weighted average life thereof;

          (c) Indebtedness of the Borrower owing to any Subsidiary and of any Subsidiary owing to the Borrower or any other Subsidiary; PROVIDED, that any such Indebtedness that is owed to a Subsidiary shall be a Subsidiary Loan Party;

          (d) Guarantees by the Borrower of Indebtedness of any Subsidiary and by any Subsidiary of Indebtedness of the Borrower or any other Subsidiary; PROVIDED, that Guarantees by a Subsidiary shall be a Subsidiary Loan Party;

          (e) Indebtedness in respect of obligations under Hedging Agreements permitted by SECTION 7.10; and

          (f) other Indebtedness in an aggregate principal amount not to exceed $10,000,000 at any time outstanding.

     SECTION 7.2 NEGATIVE PLEDGE. The Borrower will not, and will not permit any of its Subsidiaries to, create, incur, assume or suffer to exist any Lien on any of its assets or property now owned or hereafter acquired or, except:

          (a) Permitted Encumbrances;

          (b) any Liens on any property or asset of the Borrower or any Subsidiary existing on the Closing Date set forth on SCHEDULE 7.2; PROVIDED, that such Lien shall not apply to any other property or asset of the Borrower or any Subsidiary;

          (c) purchase money Liens upon or in any fixed or capital assets to secure the purchase price or the cost of construction or improvement of such fixed or capital assets or to secure Indebtedness incurred solely for the purpose of financing the acquisition, construction or improvement of such fixed or capital assets (including Liens securing any Capital Lease Obligations); PROVIDED, that (i) such Lien secures

     Indebtedness permitted by SECTION 7.1(C), (ii) such Lien attaches to such asset concurrently or within 90 days after the acquisition, improvement or completion of the construction thereof; (iii) such Lien does not extend to any other asset; and (iv) the Indebtedness secured thereby does not exceed the cost of acquiring, constructing or improving such fixed or capital assets;

          (d) any Lien (i) existing on any asset of any Person at the time such Person becomes a Subsidiary of the Borrower, (ii) existing on any asset of any Person at the time such Person is merged with or into the Borrower or any Subsidiary of the Borrower or (iii) existing on any asset prior to the acquisition thereof by the Borrower or any Subsidiary of the Borrower; PROVIDED, that any such Lien was not created in the contemplation of any of the foregoing and any such Lien secures only those obligations which it secures on the date that such Person becomes a Subsidiary or the date of such merger or the date of such acquisition; and

          (e) extensions, renewals, or replacements of any Lien referred to in paragraphs (a) through (d) of this Section; PROVIDED, that the principal amount of the Indebtedness secured thereby is not increased and that any such extension, renewal or replacement is limited to the assets originally encumbered thereby.

     SECTION 7.3 FUNDAMENTAL CHANGES.

          (a) The Borrower will not, and will not permit any Subsidiary to, merge into or consolidate into any other Person, or permit any other Person to merge into or consolidate with it, or sell, lease, transfer or otherwise dispose of (in a single transaction or a series of transactions) all or substantially all of its assets (in each case, whether now owned or hereafter acquired) or all or substantially all of the stock of any of its Subsidiaries (in each case, whether now owned or hereafter acquired) or liquidate or dissolve; PROVIDED, that if at the time thereof and immediately after giving effect thereto, no Default or Event of Default shall have occurred and be continuing (i) the Borrower or any Subsidiary may merge with a Person if the Borrower (or such Subsidiary if the Borrower is not a party to such merger) is the surviving Person, (ii) any Subsidiary may merge into another Subsidiary; PROVIDED, that if any party to such merger is a Subsidiary Loan Party, the Subsidiary Loan Party shall be the surviving Person, (iii) any Subsidiary may sell, transfer, lease or otherwise dispose of all or substantially all of its assets to the Borrower or to a Subsidiary Loan Party and (iv) any Subsidiary (other than a Subsidiary Loan Party) may liquidate or dissolve if the Borrower determines in good faith that such liquidation or dissolution is in the best interests of the Borrower and is not materially disadvantageous to the Lender; PROVIDED, that any such merger involving a Person that is not a wholly-owned Subsidiary immediately prior to such merger shall not be permitted unless also permitted by SECTION 7.4.

          (b) The Borrower will not, and will not permit any of its Subsidiaries to, engage to any material extent in any business other than businesses of the type conducted by the Borrower and its Subsidiaries on the date hereof and businesses reasonably related thereto.

     SECTION 7.4 INVESTMENTS, LOANS, ETC. The Borrower will not, and will not permit any of its Subsidiaries to, purchase, hold or acquire (including pursuant to any merger with any Person that was not a wholly-owned Subsidiary prior to such merger), any common stock, evidence of indebtedness or other securities (including any option, warrant, or other right to acquire any of the foregoing) of, make or permit to exist any loans or advances to, Guarantee any obligations of, or make or permit to exist any investment or any other interest in, any other Person (all of the foregoing being collectively called "INVESTMENTS"), or purchase or otherwise acquire (in one transaction or a series of transactions) any assets of any other Person that constitute a business unit, except:

          (a) Investments (other than Permitted Investments) existing on the date hereof and set forth on SCHEDULE 7.4 (including Investments in Subsidiaries);

          (b) Permitted Investments;

          (c) Guarantees constituting Indebtedness permitted by SECTION 7.1;

          (d) Investments made by the Borrower in or to any Subsidiary and by any Subsidiary to the Borrower or in or to another Subsidiary;

          (e) loans or advances to employees, officers or directors of the Borrower or any Subsidiary in the ordinary course of business for travel, relocation and related expenses;

          (f) Hedging Agreements permitted by SECTION 7.10; and

          (g) Other Investments which in the aggregate do not exceed $5,000,000 in any fiscal year of the Borrower.

     SECTION 7.5 RESTRICTED PAYMENTS. The Borrower will not, and will not permit its Subsidiaries to, declare or make, or agree to pay or make, directly or indirectly, any dividend on any class of its stock, or make any payment on account of, or set apart assets for a sinking or other analogous fund for, the purchase, redemption, retirement, defeasance or other acquisition of, any shares of common stock or Indebtedness subordinated to the Obligations of the Borrower or any options, warrants, or other rights to purchase such common stock or such Indebtedness, whether now or hereafter outstanding (each, a "RESTRICTED PAYMENT"), except for (i) dividends payable by the Borrower solely in shares of any class of its common stock; (ii) Restricted Payments made by any Subsidiary to the Borrower or to another Subsidiary; (iii) repurchases of Borrower's capital shares which do not exceed $5,000,000 in the aggregate; and (iv) cash dividends paid on, and cash redemptions of, the common stock of the Borrower; PROVIDED, that no Default or Event of Default has occurred and is continuing at the time such dividend is paid or redemption is made.

     SECTION 7.6 SALE OF ASSETS. The Borrower will not, and will not permit any of its Subsidiaries to, convey, sell, lease, assign, transfer or otherwise dispose of, any of its assets, business or property, whether now owned or hereafter acquired, or, in the case of any

     Subsidiary, issue or sell any shares of such Subsidiary's common stock to any Person other than the Borrower (or to qualify directors if required by applicable law), except:

          (a) the sale or other disposition for fair market value of obsolete or worn out property or other property not necessary for operations disposed of in the ordinary course of business;

          (b) the sale of inventory and Permitted Investments in the ordinary course of business; and

          (c) the sale or other disposition of such assets in an aggregate amount not to exceed $10,000,000 from the Closing Date to the Commitment Termination Date.

     SECTION 7.7 TRANSACTIONS WITH AFFILIATES. The Borrower will not, and will not permit any of its Subsidiaries to, sell, lease or otherwise transfer any property or assets to, or purchase, lease or otherwise acquire any property or assets from, or otherwise engage in any other transactions with, any of its Affiliates, except (a) in the ordinary course of business at prices and on terms and conditions not less favorable to the Borrower or such Subsidiary than could be obtained on an arm's-length basis from unrelated third parties, (b) transactions between or among the Borrower and its Subsidiaries not involving any other Affiliates and (c) any Restricted Payment permitted by SECTION 7.5.

     SECTION 7.8 RESTRICTIVE AGREEMENTS. The Borrower will not, and will not permit any Subsidiary to, directly or indirectly, enter into, incur or permit to exist any agreement that prohibits, restricts or imposes any condition upon (a) the ability of the Borrower or any Subsidiary to create, incur or permit any Lien upon any of its assets or properties, whether now owned or hereafter acquired, or (b) the ability of any Subsidiary to pay dividends or other distributions with respect to its common stock, to make or repay loans or advances to the Borrower or any other Subsidiary, to Guarantee Indebtedness of the Borrower or any other Subsidiary or to transfer any of its property or assets to the Borrower or any Subsidiary of the Borrower; PROVIDED, that (i) the foregoing shall not apply to restrictions or conditions imposed by law or by this Agreement or any other Loan Document, (ii) the foregoing shall not apply to customary restrictions and conditions contained in agreements relating to the sale of a Subsidiary pending such sale, provided such restrictions and conditions apply only to the Subsidiary that is sold and such sale is permitted hereunder, (iii) clause (a) shall not apply to restrictions or conditions imposed by any agreement relating to secured Indebtedness permitted by this Agreement if such restrictions and conditions apply only to the property or assets securing such Indebtedness and (iv) clause (a) shall not apply to customary provisions in leases and other contracts restricting the assignment thereof.

     SECTION 7.9 [RESERVED]

     SECTION 7.10 HEDGING AGREEMENTS. The Borrower will not, and will not permit any of the Subsidiaries to, enter into any Hedging Agreement, other than Hedging Agreements entered into in the ordinary course of business to hedge or mitigate risks to which the Borrower or any Subsidiary is exposed in the conduct of its business or the management of its liabilities. Solely for the avoidance of doubt, the Borrower acknowledges that a Hedging Agreement entered into for speculative purposes or of a speculative nature (which shall be deemed to include any Hedging Agreement under which the Borrower or any of the Subsidiaries is or may become obliged to make any payment (i) in connection with the purchase by any third party of any common stock or any Indebtedness or (ii) as a result of changes in the market value of any common stock or any Indebtedness) is not a Hedging Agreement entered into in the ordinary course of business to hedge or mitigate risks.

     SECTION 7.11 AMENDMENT TO MATERIAL DOCUMENTS. The Borrower will not, and will not permit any Subsidiary to, amend, modify or waive any of its rights in a manner materially adverse to the Lender under its certificate of incorporation, bylaws or other organizational documents.

     SECTION 7.12 ACCOUNTING CHANGES. The Borrower will not, and will not permit any Subsidiary to, make any significant change in accounting treatment or reporting practices, except as required by GAAP, or change the fiscal year of the Borrower or of any Subsidiary by more than 30 days, except to change the fiscal year of a Subsidiary to conform its fiscal year to that of the Borrower.

     SECTION 7.13 ACQUISITIONS. Enter into any agreement providing for any acquisition unless (i) lines of business of the Person to be acquired are substantially the same as one or more line or lines of business conducted by the Borrower or its Subsidiaries, (ii) no Default or Event of Default shall have occurred and be continuing either immediately prior to or immediately after giving effect to such acquisition, (iii) the Person acquired shall be a wholly-owned Subsidiary, or be merged into the Borrower upon consummation of the acquisition (or if assets are being acquired, the acquiror shall be the Borrower or a Subsidiary), and (iv) after giving effect to such acquisition, the aggregate costs of all acquisition incurred during the term of this Agreement (on a cumulative basis) shall not exceed $20,000,000.

                                  ARTICLE VIII

                                EVENTS OF DEFAULT

     SECTION 8.1 EVENTS OF DEFAULT. If any of the following events (each an "EVENT OF DEFAULT") shall occur:

          (a) the Borrower shall fail to pay any principal of any Loan or of any reimbursement obligation in respect of any LC Disbursement when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment or otherwise; or

          (b) the Borrower shall fail to pay any interest on any Loan or any fee or any other amount (other than an amount payable under clause (a) of this Article) payable under this Agreement or any other Loan Document, when and as the same shall become due and payable, and such failure shall continue unremedied for a period of five (5) Business Days; or

          (c) any representation or warranty made or deemed made by or on behalf of the Borrower or any Subsidiary in or in connection with this Agreement or any other Loan Document (including the Schedules attached thereto) and any amendments or modifications hereof or waivers hereunder, or in any certificate, report, financial statement or other document submitted to the Lender by any Loan Party or any representative of any Loan Party pursuant to or in connection with this Agreement or any other Loan Document shall prove to be incorrect in any material respect when made or deemed made or submitted; or

          (d) the Borrower shall fail to observe or perform any covenant or agreement contained in SECTION 5.3 (with respect to the Borrower's existence) or Article VI; or

          (e) the Borrower shall fail to observe any covenant under Article VII and such failure is not cured within ten (10) Business Days thereof; or

          (f) any Loan Party shall fail to observe or perform any covenant or agreement contained in this Agreement (other than those referred to in clauses (a), (b) and (d) above), and such failure shall remain unremedied for 30 days after the earlier of (i) any officer of the Borrower becomes aware of such failure, or (ii) notice thereof shall have been given to the Borrower by the Lender; or

          (g) the Borrower or any Subsidiary (whether as primary obligor or as guarantor or other surety) shall fail to pay any principal of or premium or interest on any Material Indebtedness that is outstanding, when and as the same shall become due and payable (whether at scheduled maturity, required prepayment, acceleration, demand or otherwise), and such failure shall continue after the applicable grace period, if any, specified in the agreement or instrument evidencing such Indebtedness; or any other event shall occur or condition shall exist under any agreement or instrument relating to such Indebtedness and shall continue after the applicable grace period, if any, specified in such agreement or instrument, if the effect of such event or condition is to accelerate, or permit the acceleration of, the maturity of such Indebtedness; or any such Indebtedness shall be declared to be due and payable; or required to be prepaid or redeemed (other than by a regularly scheduled required prepayment or redemption), purchased or defeased, or any offer to prepay, redeem, purchase or defease such Indebtedness shall be required to be made, in each case prior to the stated maturity thereof; or

          (h) the Borrower or any Subsidiary shall (i) commence a voluntary case or other proceeding or file any petition seeking liquidation, reorganization or other relief under any federal, state or foreign bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a custodian, trustee, receiver, liquidator or other similar official of it or any substantial part of its property, (ii) consent to the institution of , or fail to contest in a timely and appropriate manner, any proceeding or petition described in clause (i) of this Section, (iii) apply for or consent to the appointment of a custodian, trustee, receiver, liquidator or other similar official for the Borrower or any such Subsidiary or for a substantial part of its assets, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors, or (vi) take any action for the purpose of effecting any of the foregoing; or

          (i) an involuntary proceeding shall be commenced or an involuntary petition shall be filed seeking (i) liquidation, reorganization or other relief in respect of the Borrower or any Subsidiary or its debts, or any substantial part of its assets, under any federal, state or foreign bankruptcy, insolvency or other similar law now or hereafter in effect or
     (ii) the appointment of a custodian, trustee, receiver, liquidator or other similar official for the Borrower or any Subsidiary or for a substantial part of its assets, and in any such case, such proceeding or petition shall remain undismissed for a period of 60 days or an order or decree approving or ordering any of the foregoing shall be entered; or

          (j) the Borrower or any Subsidiary shall become unable to pay, shall admit in writing its inability to pay, or shall fail to pay, its debts as they become due; or

          (k) an ERISA Event shall have occurred that, in the opinion of the Lender, when taken together with other ERISA Events that have occurred, could reasonably be expected to result in liability to the Borrower and the Subsidiaries in an aggregate amount exceeding $2,000,000; or

          (l) any judgment or order for the payment of money in excess of $250,000 in the aggregate shall be rendered against the Borrower or any Subsidiary, and either (i) enforcement proceedings shall have been commenced by any creditor upon such judgment or order or (ii) there shall be a period of 30 consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; or

          (m) any non-monetary judgment or order shall be rendered against the Borrower or any Subsidiary that could reasonably be expected to have a Material Adverse Effect, and there shall be a period of 30 consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; or

          (n) a Change in Control shall occur or exist; or

          (o) any provision of any Subsidiary Guarantee Agreement shall for any reason cease to be valid and binding on, or enforceable against, any Subsidiary Loan Party, or any Subsidiary Loan Party shall so state in writing, or any Subsidiary Loan Party shall seek to terminate its Subsidiary Guarantee Agreement;

then, and in every such event (other than an event with respect to the Borrower described in clause (h) or (i) of this Section) and at any time thereafter during the continuance of such event, the Lender may, by notice to the Borrower, take any or all of the following actions, at the same or different times: (i) terminate its Commitment; (ii) declare the principal of and any accrued interest on the Loans, and all other Obligations owing hereunder, to be, whereupon the same shall become due and payable immediately, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower and (iii) exercise all remedies contained in any other Loan Document; and that, if an Event of Default specified in either clause (h) or (i) shall occur, the Commitment shall automatically terminate and the principal of the Loans then outstanding, together with accrued interest thereon, and all fees, and all other Obligations shall automatically become due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower.

                                   ARTICLE IX

                                  MISCELLANEOUS

     SECTION 9.1 NOTICES.

          (a) Except in the case of notices and other communications expressly permitted to be given by telephone, all notices and other communications to any party herein to be effective shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopy, as follows:

                  To the Borrower:     Panera Bread Company
                                       7930 Big Bend Boulevard
                                       Webster Grove, MO 63119
                                       Attention:  William W. Moreton, CFO
                                       Facsimile  No.:  (314) 918-7773

                  To the Lender:       SunTrust Bank
                                       201 Fourth Avenue North
                                       Nashville, TN 37219
                                       Attention: Bill Priester, Vice President
                                       Facsimile No.: (615) 748-5269

     Any party hereto may change its address or telecopy number for notices and other communications hereunder by notice to the other parties hereto. All such notices and other communications shall, when transmitted by overnight delivery, or faxed, be effective when delivered for overnight (next-day) delivery, or transmitted in legible form by facsimile machine, respectively, or if mailed, upon the third Business Day after the date deposited into the mails or if delivered, upon delivery.

          (b) Any agreement of the Lender herein to receive certain notices by telephone or facsimile is solely for the convenience and at the request of the Borrower. The Lender shall be entitled to rely on the authority of any Person purporting to be a Person authorized by the Borrower to give such notice and the Lender shall not have any liability to the Borrower or other Person on account of any action taken or not taken by the Lender in reliance upon such telephonic or facsimile notice. The obligation of the Borrower to repay the Loans and all other Obligations hereunder shall not be affected in any way or to any extent by any failure of the Lender to receive written confirmation of any telephonic or facsimile notice or the receipt by the Lender of a confirmation which is at variance with the terms understood by the Lender to be contained in any such telephonic or facsimile notice.

     SECTION 9.2 WAIVER; AMENDMENTS.

          (a) No failure or delay by the Lender in exercising any right or power thereunder or any other Loan Document, and no course of dealing between the Borrower and the Lender, shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power or any abandonment or discontinuance of steps to enforce such right or power, preclude any other or further exercise thereof or the exercise of any other right or power hereunder or thereunder. The rights and remedies of the Lender hereunder and under the other Loan Documents are cumulative and are not exclusive of any rights or remedies provided by law. No waiver of any provision of this Agreement or any other Loan Document or consent to any departure by the Borrower therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the making of a Loan or the issuance of a Letter of Credit shall not be construed as a waiver of any Default or Event of Default, regardless of whether the Lender may have had notice or knowledge of such Default or Event of Default at the time.

          (b) No amendment or waiver of any provision of this Agreement or the other Loan Documents, nor consent to any departure by the Borrower therefrom, shall in any event be effective unless the same shall be in writing and signed by the Borrower and the Lender and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

     SECTION 9.3 EXPENSES; INDEMNIFICATION.

          (a) The Borrower shall pay (i) all reasonable, out-of-pocket costs and expenses of the Lender (including, without limitation, the reasonable fees, charges and disbursements of outside counsel and the allocated cost of inside counsel) in connection with the enforcement or protection of its rights in connection with this Agreement, including its rights under this Section, or in connection with the Loans made or any Letters of Credit issued hereunder, including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans or Letters of Credit.

          (b) The Borrower shall indemnify the Lender and each Related Party of the Lender (each, an "INDEMNITEE") against, and hold each of them harmless from, any and all costs, losses, liabilities, claims, damages and related expenses, including the fees, charges and disbursements of any counsel for any Indemnitee, which may be incurred by or asserted against any Indemnitee arising out of, in connection with or as a result of (i) the execution or delivery of any this Agreement or any other agreement or instrument contemplated hereby, the performance by the parties hereto of their respective obligations hereunder or the consummation of any of the transactions contemplated hereby, (ii) any Loan or Letter of Credit or any actual or proposed use of the proceeds therefrom (including any refusal by the Lender to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), or (iii) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort, or any other theory and regardless of whether any Indemnitee is a party thereto; PROVIDED, that the Borrower shall not be obligated to indemnify any Indemnitee for any of the foregoing arising out of such Indemnitee's gross negligence or willful misconduct as determined by a court of competent jurisdiction in a final and nonappealable judgment.

          (c) The Borrower shall pay, and hold the Lender harmless from and against, any and all present and future stamp, documentary, and other similar taxes with respect to this Agreement and any other Loan Documents or any payments due thereunder, and save the Lender harmless from and against any and all liabilities with respect to or resulting from any delay or omission to pay such taxes.

          (d) To the extent permitted by applicable law, the Borrower shall not assert, and hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to actual or direct damages) arising out of, in connection with or as a result of, this Agreement or any agreement or instrument contemplated hereby, the transactions contemplated therein, any Loan or the Letter of Credit or the use of proceeds thereof.

          (e) All amounts due under this Section shall be payable promptly after written demand therefor.

     SECTION 9.4 SUCCESSORS AND ASSIGNS.

          (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that the Borrower may not assign or transfer any of its rights hereunder without the prior written consent of the Lender (and any attempted assignment or transfer by the Borrower without such consent shall be null and void).

          (b) The Lender may at any time assign to one or more assignees all or a portion of its rights and obligations under this Agreement and the other Loan Documents (including all or a portion of its Commitment and the Loans and LC Exposure at the time owing to it); PROVIDED, that the Borrower must give its prior written consent (which consent shall not be unreasonably withheld or delayed) to any assignment, except an assignment to an Affiliate of the Lender or during the occurrence and continuation of a Default or an Event of Default. Upon the execution and delivery of an assignment agreement by the Lender and such assignee and payment by such assignee of an amount equal to the purchase price agreed between the Lender and such assignee, such assignee shall become a party to this Agreement and the other Loan Documents and shall have the rights and obligations of a Lender under this Agreement, and the Lender shall be released from its obligations hereunder to a corresponding extent. Upon the consummation of any such assignment hereunder, the Lender, the assignee and the Borrower shall make appropriate arrangements to have a new Note issued to reflect such assignment.

          (c) The Lender may at any time, without the consent of the Borrower, sell participations to one or more banks or other entities (a "PARTICIPANT") in all or a portion of the Lender's rights and obligations under this Agreement; PROVIDED, that (i) the Lender's obligations under this Agreement shall remain unchanged, (ii) the Lender shall remain solely responsible to the other parties hereto for the performance of its obligations hereunder, and (iii) the Borrower shall continue to deal solely and directly with the Lender in connection with the Lender's rights and obligations under this Agreement and the other Loan Documents. Any agreement between the Lender and the Participant with respect to such participation shall provide that the Lender shall retain the sole right and responsibility to enforce this Agreement and the other Loan Documents and the right to approve any amendment, modification or waiver of this Agreement and the other Loan Documents; PROVIDED, that such participation agreement may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver of this Agreement described in the first proviso of SECTION 9.2(B) that affects the Participant.

          (d) The Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement and the Note to secure its obligations to a Federal Reserve Bank without complying with this Section; PROVIDED, that no such pledge or assignment shall release the Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

     SECTION 9.5 GOVERNING LAW; JURISDICTION; CONSENT TO SERVICE OF PROCESS.

          (a) This Agreement and the other Loan Documents shall be construed in accordance with and be governed by the law (without giving effect to the conflict of law principles thereof) of the State of Tennessee.

          (b) The Borrower hereby irrevocably and unconditionally submits, for itself and its property, to the non-exclusive jurisdiction of the United States District Court of the Middle District of Tennessee and of the Chancery Court of Davidson County, Tennessee, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or any other Loan Document or the transactions contemplated hereby or thereby, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such Tennessee state court or, to the extent permitted by applicable law, such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement or any other Loan Document shall affect any right that the Lender may otherwise have to bring any action or proceeding relating to this Agreement or any other Loan Document against the Borrower or its properties in the courts of any jurisdiction.

          (c) The Borrower irrevocably and unconditionally waives any objection which it may now or hereafter have to the laying of venue of any such suit, action or proceeding described in paragraph (b) of this Section and brought in any court referred to in paragraph (b) of this Section. Each of the parties hereto irrevocably waives, to the fullest extent permitted by applicable law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

          (d) Each party to this Agreement irrevocably consents to the service of process in the manner provided for notices in SECTION 9.1. Nothing in this Agreement or in any other Loan Document will affect the right of any party hereto to serve process in any other manner permitted by law.

     SECTION 9.6 WAIVER OF JURY TRIAL. EACH PARTY HERETO IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO
(A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

     SECTION 9.7 RIGHT OF SETOFF. In addition to any rights now or hereafter granted under applicable law and not by way of limitation of any such rights, the Lender shall have the right, at any time or from time to time upon the occurrence and during the continuance of an Event of Default, without prior notice to the Borrower, any such notice being expressly waived by the Borrower to the extent permitted by applicable law, to set off and apply against all deposits (general or special, time or demand, provisional or final) of the Borrower at any time held or other obligations at any time owing by the Lender to or for the credit or the account of the Borrower against any and all Obligations held by the Lender, irrespective of whether the Lender shall have made demand hereunder and although such Obligations may be unmatured. The Lender agrees promptly to notify the Borrower after any such set-off and any application made by the Lender; PROVIDED, that the failure to give such notice shall not affect the validity of such set-off and application.

     SECTION 9.8 COUNTERPARTS; INTEGRATION. This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts (including by telecopy), and all of said counterparts taken together shall be deemed to constitute one and the same instrument. This Agreement, the other Loan Documents, and any separate letter agreement(s) relating to any fees payable to the Lender constitute the entire agreement among the parties hereto and thereto regarding the subject matters hereof and thereof and supersede all prior agreements and understandings, oral or written, regarding such subject matters.

     SECTION 9.9 SURVIVAL. All covenants, agreements, representations and warranties made by the Borrower herein and in the certificates or other instruments delivered in connection with or pursuant to this Agreement shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of this Agreement and the making of any Loans and issuance of any Letters of Credit, regardless of any investigation made by any such other party or on its behalf and notwithstanding that the Lender may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any fee or any other amount payable under this Agreement is outstanding and unpaid or any Letter of Credit is outstanding and so long as the Commitment has not expired or terminated. The provisions of SECTIONS 2.11 and 9.3 shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Loans, the expiration or termination of the Letters of Credit and the Commitments or the termination of this Agreement or any provision hereof. All representations and warranties made herein, in the certificates, reports, notices, and other documents delivered pursuant to this Agreement shall survive the execution and delivery of this Agreement and the other Loan Documents, and the making of the Loans.

     SECTION 9.10 SEVERABILITY. Any provision of this Agreement or any other Loan Document held to be illegal, invalid or unenforceable in any jurisdiction, shall, as to such jurisdiction, be ineffective to the extent of such illegality, invalidity or unenforceability without affecting the legality, validity or enforceability of the remaining provisions hereof or thereof; and the illegality, invalidity or unenforceability of a particular provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

     SECTION 9.11 CONFIDENTIALITY. The Lender agrees to take normal and reasonable precautions to maintain the confidentiality of any information designated in writing as confidential and provided to it by the Borrower or any Subsidiary, except that such information may be disclosed (i) to any Related Party of the Lender, including without limitation accountants, legal counsel and other advisors, (ii) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (iii) to the extent requested by any regulatory agency or authority, (iv) to the extent that such information becomes publicly available other than as a result of a breach of this Section, or which becomes available to the Lender or any Related Party of the Lender on a nonconfidential basis from a source other than the Borrower, (v) in connection with the exercise of any remedy hereunder or any suit, action or proceeding relating to this Agreement or the enforcement of rights hereunder, and (ix) subject to provisions substantially similar to this SECTION 9.11, to any actual or prospective assignee or Participant, or (vi) with the consent of the Borrower. Any Person required to maintain the confidentiality of any information as provided for in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the degree of care to maintain the confidentiality of such information as an ordinary Person would accord its own confidential information.

     SECTION 9.12 INTEREST RATE LIMITATION. Notwithstanding anything herein to the contrary, if at any time the interest rate applicable to any Loan, together with all fees, charges and other amounts which may be treated as interest on such Loan under applicable law (collectively, the "CHARGES"), shall exceed the maximum lawful rate of interest (the "MAXIMUM RATE") which may be contracted for, charged, taken, received or reserved by the Lender in accordance with applicable law, the rate of interest payable in respect of such Loan hereunder, together with all Charges payable in respect thereof, shall be limited to the Maximum Rate and, to the extent lawful, the interest and Charges that would have been payable in respect of such Loan but were not payable as a result of the operation of this Section shall be cumulated and the interest and Charges payable to such Lender in respect of other Loans or periods shall be increased (but not above the Maximum Rate therefor) until such cumulated amount, together with interest thereon at the Federal Funds Rate to the date of repayment, shall have been received by the Lender.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

                                    BORROWER:

                                    PANERA BREAD COMPANY


                                    By:
                                       -----------------------------------------
                                    Title:
                                          --------------------------------------



                                    LENDER:

                                    SUNTRUST BANK

                                    By:
                                       -----------------------------------------
                                    Title:
                                          --------------------------------------

                                                                  SCHEDULE 4.14

                                  SUBSIDIARIES

     Panera, Inc.                                     100%      Borrower

     ABP Midwest Manufacturing Company, Inc.          100%      Borrower

     Pain Francais, Inc.                              100%      Borrower

     Panera Bread Foundation, Inc.                    100%      Borrower

                                                                   SCHEDULE 7.1

                            OUTSTANDING INDEBTEDNESS

                                                                   SCHEDULE 7.2

                                 EXISTING LIENS

                                                                   SCHEDULE 7.4

                              EXISTING INVESTMENTS

                                                                      EXHIBIT A

                              REVOLVING CREDIT NOTE

$10,000,000                                                 Nashville, Tennessee
                                                            December 26, 2000

     FOR VALUE RECEIVED, the undersigned, PANERA BREAD COMPANY, a Delaware corporation (the "BORROWER"), hereby promises to pay to SunTrust Bank (the "LENDER") or its registered assigns at its principal office or any other office that the Lender designates, on the Commitment Termination Date (as defined in the Revolving Credit Agreement dated as of December ____, 2000 (as the same may be amended, supplemented or otherwise modified from time to time, the "CREDIT AGREEMENT"), between the Borrower and the Lender, the lesser of the principal sum of TEN MILLION and no/100 Dollars ($10,000,000.00) and the aggregate unpaid principal amount of all Loans made by the Lender to the Borrower pursuant to the Credit Agreement, in lawful money of the United States of America in immediately available funds, and to pay interest from the date hereof on the principal amount thereof from time to time outstanding, in like funds, at said office, at the rate or rates per annum and payable on such dates as provided in the Credit Agreement. In addition, should legal action or an attorney-at-law be utilized to collect any amount due hereunder, the Borrower further promises to pay all costs of collection, including the reasonable attorneys' fees of the Lender.

     The Borrower promises to pay interest, on demand, on any overdue principal and, to the extent permitted by law, overdue interest from their due dates at a rate or rates provided in the Credit Agreement.

     All borrowings evidenced by this Revolving Credit Note and all payments and prepayments of the principal hereof and the date thereof shall be endorsed by the holder hereof on the schedule attached hereto and made a part hereof or on a continuation thereof which shall be attached hereto and made a part hereof, or otherwise recorded by such holder in its internal records; PROVIDED, that the failure of the holder hereof to make such a notation or any error in such notation shall not affect the obligations of the Borrower to make the payments of principal and interest in accordance with the terms of this Revolving Credit Note and the Credit Agreement.

     This Revolving Credit Note is issued in connection with, and is entitled to the benefits of, the Credit Agreement which, among other things, contains provisions for the acceleration of the maturity hereof upon the happening of certain events, for prepayment of the principal hereof prior to the maturity hereof and for the amendment or waiver of certain provisions of the Credit Agreement, all upon the terms and conditions therein specified. THIS REVOLVING CREDIT NOTE SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF TENNESSEE AND ANY APPLICABLE LAWS OF THE UNITED STATES OF AMERICA.

                                    PANERA BREAD COMPANY



                                    By:
                                       -----------------------------------------
                                    Title:
                                          --------------------------------------

                               LOANS AND PAYMENTS



                                                                    UNPAID PRINCIPAL            NAME OF PERSON
                    AMOUNT OF LOAN             PAYMENTS OF             BALANCE OF                   MAKING
    DATE                                        PRINCIPAL                 NOTE                     NOTATION

-------------- -------------------------- ----------------------- ---------------------- -----------------------------


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

                                                                      EXHIBIT B

                          SUBSIDIARY GUARANTY AGREEMENT

     SUBSIDIARY GUARANTEE AGREEMENT dated as of December 26, 2000, among [list each of the Subsidiaries] (each such subsidiary individually, a "GUARANTOR" and collectively, the "GUARANTORS") of PANERA BREAD COMPANY, a Delaware corporation (the "BORROWER"), and SUNTRUST BANK, a Georgia banking corporation (the "LENDER")

     Reference is made to the Revolving Credit Agreement dated as of December 26, 2000 (as amended, supplemented or otherwise modified from time to time, the "CREDIT AGREEMENT"), between the Borrower and the Lender. Capitalized terms used herein and not defined herein shall have the meanings assigned to such terms in the Credit Agreement.

     The Lender has agreed to make Loans to and issue Letters of Credit for the account of the Borrower, pursuant to, and upon the terms and subject to the conditions specified in, the Credit Agreement. Each of the Guarantors is a direct or indirect wholly-owned Subsidiary of the Borrower and acknowledges that it will derive substantial benefit from the making of the Loans and the issuance of the Letters of Credit by the Lender. The obligations of the Lender to make Loans and to issue Letters of Credit are conditioned on, among other things, the execution and delivery by the Guarantors of a Subsidiary Guarantee Agreement in the form hereof. As consideration therefor and in order to induce the Lender to make Loans and to issue Letters of Credit, the Guarantors are willing to execute this Subsidiary Guarantee Agreement.

     Accordingly, the parties hereto agree as follows:

     SECTION 1. GUARANTEE. Each Guarantor unconditionally guarantees, jointly with the other Guarantors and severally, as a primary obligor and not merely as a surety, (a) the due and punctual payment of (i) the principal of and premium, if any, and interest (including interest accruing during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding) on the Loans, when and as due, whether at maturity, by acceleration, upon one or more dates set for prepayment or otherwise, (ii) each payment required to be made by the Borrower under the Credit Agreement in respect of any Letter of Credit, when and as due, including payments in respect of reimbursement or disbursements, interest thereon and obligations to provide cash collateral, and (iii) all other monetary obligations, including fees, costs, expenses and indemnities, whether primary, secondary, direct, contingent, fixed or otherwise (including monetary obligations incurred during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding), of the Loan Parties to the Lender under the Credit Agreement and the other Loan Documents, (b) the due and punctual performance of all covenants, agreements, obligations and liabilities of the Loan Parties under or pursuant to the Credit Agreement and the other Loan Documents; and (c) the due and punctual payment and performance of all obligations of the Borrower, monetary or otherwise, under each Hedging Agreement entered into with Lender or an Affiliate of a Lender (all the monetary and other obligations referred to in the preceding clauses (a) through (c) being collectively called the "OBLIGATIONS"). Each Guarantor further agrees that the Obligations may be extended or renewed, in whole or in part, without notice to or further assent from it, and that it will remain bound upon its guarantee notwithstanding any extension or renewal of any Obligation.

     SECTION 2. OBLIGATIONS NOT WAIVED. To the fullest extent permitted by applicable law, each Guarantor waives presentment to, demand of payment from and protest to the Borrower of any of the Obligations, and also waives notice of acceptance of its guarantee and notice of protest for nonpayment. To the fullest extent permitted by applicable law, the obligations of each Guarantor hereunder shall not be affected by (a) the failure of the Lender to assert any claim or demand or to enforce or exercise any right or remedy against the Borrower or any other Guarantor under the provisions of the Credit Agreement, any other Loan Document or otherwise or (b) any rescission, waiver, amendment or modification of, or any release from any of the terms or provisions of, this Agreement, any other Loan Document, any Guarantee or any other agreement, including with respect to any other Guarantor under this Agreement.

     SECTION 3. GUARANTEE OF PAYMENT. Each Guarantor further agrees that its guarantee constitutes a guarantee of payment when due and not of collection, and waives any right to require that any resort be had by the Lender to any balance of any deposit account or credit on the books of the Lender in favor of the Borrower or any other person.

     SECTION 4. NO DISCHARGE OR DIMINISHMENT OF GUARANTEE. The obligations of each Guarantor hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason (other than the indefeasible payment in full in cash of the Obligations), including any claim of waiver, release, surrender, alteration or compromise of any of the Obligations, and shall not be subject to any defense or setoff, counterclaim, recoupment or termination whatsoever by reason of the invalidity, illegality or unenforceability of the Obligations or otherwise. Without limiting the generality of the foregoing, the obligations of each Guarantor hereunder shall not be discharged or impaired or otherwise affected by the failure of the Lender to assert any claim or demand or to enforce any remedy under the Credit Agreement, any other Loan Document or any other agreement, by any waiver or modification of any provision of any thereof, by any default, failure or delay, willful or otherwise, in the performance of the Obligations, or by any other act or omission that may or might in any manner or to the extent vary the risk of any Guarantor or that would otherwise operate as a discharge of each Guarantor as a matter of law or equity (other than the indefeasible payment in full in cash of all the Obligations).

     SECTION 5. DEFENSES OF BORROWER WAIVED. To the fullest extent permitted by applicable law, each Guarantor waives any defense based on or arising out of any defense of the Borrower or the unenforceability of the Obligations or any part thereof from any cause, or the cessation from any cause of the liability of the Borrower, other than the final and indefeasible payment in full in cash of the Obligations. The Lender may, at its election, compromise or adjust any part of the Obligations or make any other accommodation with the Borrower or any other guarantor, without affecting or impairing in any way the liability of any Guarantor hereunder except to the extent the Obligations have been fully, finally and indefeasibly paid in cash. Pursuant to applicable law, each Guarantor waives any defense arising out of any such election even though such election operates, pursuant to applicable law, to impair or to extinguish any right of reimbursement or subrogation or other right or remedy of such Guarantor against the Borrower or any other Guarantor.

     SECTION 6. AGREEMENT TO PAY; SUBORDINATION. In furtherance of the foregoing and not in limitation of any other right that the Lender has at law or in equity against any Guarantor by virtue hereof, upon the failure of the Borrower or any other Loan Party to pay any Obligation when and as the same shall become due, whether at maturity, by acceleration, after notice of prepayment or otherwise, each Guarantor hereby promises to and will forthwith pay, or cause to be paid, to the Lender in cash the amount of such unpaid Obligations. Upon payment by any Guarantor of any sums to the Lender, all rights of such Guarantor against the Borrower arising as a result thereof by way of right of subrogation, contribution, reimbursement, indemnity or otherwise shall in all respects be subordinate and junior in right of payment to the prior indefeasible payment in full in cash of all the Obligations. In addition, any indebtedness of the Borrower now or hereafter held by any Guarantor is hereby subordinated in right of payment to the prior payment in full in cash of the Obligations. If any amount shall erroneously be paid to any Guarantor on account of (i) such subrogation, contribution, reimbursement, indemnity or similar right or (ii) any such indebtedness of the Borrower, such amount shall be held in trust for the benefit of the Lender and shall forthwith be paid to the Lender to be credited against the payment of the Obligations, whether matured or unmatured, in accordance with the terms of the Loan Documents.

     SECTION 7. INFORMATION. Each Guarantor assumes all responsibility for being and keeping itself informed of the Borrower's financial condition and assets, and of all other circumstances bearing upon the risk of nonpayment of the Obligations and the nature, scope and extent of the risks that such Guarantor assumes and incurs hereunder, and agrees that the Lender will not have any duty to advise any of the Guarantors of information known to it or any of them regarding such circumstances or risks.

     SECTION 8. REPRESENTATIONS AND WARRANTIES. Each Guarantor represents and warrants as to itself that all representations and warranties relating to it (as a Subsidiary of the Borrower) contained in the Credit Agreement are true and correct.

     SECTION 9. TERMINATION. The guarantees made hereunder (a) shall terminate when all the Obligations have been paid in full in cash and the Lender has no further commitment to lend under the Credit Agreement, the LC Exposure has been reduced to zero and the Lender has no further obligation to issue Letters of Credit under the Credit Agreement and (b) shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of any Obligation is rescinded or must otherwise be restored by Lender or any Guarantor upon the bankruptcy or reorganization of the Borrower, any Guarantor or otherwise. In connection with the foregoing, the Lender shall execute and deliver to such Guarantor or Guarantor's designee, at such Guarantor's expense, any documents or instruments which such Guarantor shall reasonably request from time to time to evidence such termination and release.

     SECTION 10. BINDING EFFECT; SEVERAL AGREEMENT; ASSIGNMENTS. Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the successors and assigns of such party; and all covenants, promises and agreements by or on behalf of the Guarantors that are contained in this Agreement shall bind and inure to the benefit of each party hereto and their respective successors and assigns. This Agreement shall become effective as to any Guarantor when a counterpart hereof executed on behalf of such Guarantor shall have been delivered to the Lender, and a counterpart hereof shall have been executed on behalf of the Lender, and thereafter shall be binding upon such Guarantor and the Lender and their respective successors and assigns, and shall inure to the benefit of such Guarantor, the Lender, and its respective successors and assigns, except that no Guarantor shall have the right to assign its rights or obligations hereunder or any interest herein (and any such attempted assignment shall be void). If all of the capital stock of a Guarantor is sold, transferred or otherwise disposed of pursuant to a transaction permitted by the Credit Agreement, such Guarantor shall be released from its obligations under this Agreement without further action. This Agreement shall be construed as a separate agreement with respect to each Guarantor and may be amended, modified, supplemented, waived or released with respect to any Guarantor without the approval of any other Guarantor and without affecting the obligations of any other Guarantor hereunder.

     SECTION 11. WAIVERS; AMENDMENT. (a) No failure or delay of the Lender of any in exercising any power or right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights of the Lender are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or consent to any departure by any Guarantor therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) below, and then such waiver and consent shall be effective only in the specific instance and for the purpose for which given. No notice or demand on any Guarantor in any case shall entitle such Guarantor to any other or further notice in similar or other circumstances.

     (b) Neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to a written agreement entered into between the Guarantors and the Lender.

     SECTION 12. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF TENNESSEE.

     SECTION 13. NOTICES. All communications and notices hereunder shall be in writing and given as provided in Section 9.1 of the Credit Agreement. All communications and notices hereunder to each Guarantor shall be given to it at its address set forth on Schedule I attached hereto.

     SECTION 14. SURVIVAL OF AGREEMENT; SEVERABILITY. (a) All covenants, agreements representations and warranties made by the Guarantors herein and in the certificates or other instruments prepared or delivered in connection with or pursuant to this Agreement or the other Loan Document shall be considered to have been relied upon by the Lender and shall survive the making by the Lender of the Loans and the issuance of the Letters of Credit regardless of any investigation made by any of it or on its behalf, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any other fee or amount payable under this Agreement or any other Loan Document is outstanding and unpaid or the LC Exposure does not equal zero and as long as the Commitments have not been terminated.

     (b) In the event one or more of the provisions contained in this Agreement or in any other Loan Document should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and therein shall not in any way be affected or impaired thereby (it being understood that the invalidity of a particular provision in a particular jurisdiction shall not in and of itself affect the validity of such provision in any other jurisdiction). The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

     SECTION 15. COUNTERPARTS. This Agreement may be executed in counterparts, each of which shall constitute an original, but all of which when taken together shall constitute a single contract (subject to Section 10), and shall become effective as provided in Section 10. Delivery of an executed signature page to this Agreement by facsimile transmission shall be as effective as delivery of a manually executed counterpart of this Agreement.

     SECTION 16. RULES OF INTERPRETATION. The rules of interpretation specified in Section 1.3 of the Credit Agreement shall be applicable to this Agreement.

     SECTION 17. JURISDICTION; CONSENT TO SERVICE OF PROCESS. (a) Each Guarantor hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of the Chancery Court of Davidson County, Tennessee or Federal court of the United States of America sitting in Nashville, Tennessee, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or the other Loan Documents, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such Tennessee State court or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that the Lender may otherwise have to bring any action or proceeding relating to this Agreement or the other Loan Documents against any Guarantor or its properties in the courts of any jurisdiction.

     (b) Each Guarantor hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection that it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or the other Loan Documents in any Tennessee State or Federal court. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

     (c) Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 13. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

     SECTION 18. WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS. EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS, AS APPLICABLE, BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 18.

     SECTION 19. ADDITIONAL GUARANTORS. Pursuant to Section 5.10 of the Credit Agreement, each Subsidiary Loan Party that was not in existence on the date of the Credit Agreement is required to enter into this Agreement as a Guarantor upon becoming Subsidiary Loan Party. Upon execution and delivery after the date hereof by the Lender and such Subsidiary of an instrument in the form of Annex 1, such Subsidiary shall become a Guarantor hereunder with the same force and effect as if originally named as a Guarantor herein. The execution and delivery of any instrument adding an additional Guarantor as a party to this Agreement shall not require the consent of any other Guarantor hereunder. The rights and obligations of each Guarantor hereunder shall remain in full force and effect notwithstanding the addition of any new Guarantor as a party to this Agreement.

     SECTION 20. RIGHT OF SETOFF. If an Event of Default shall have occurred and be continuing, Lender is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other Indebtedness at any time owing by such Lender to or for the credit or the account of any Guarantor against any or all the obligations of such Guarantor now or hereafter existing under this Agreement and the other Loan Documents held by such Lender, irrespective of whether or not such Lender shall have made any demand under this Agreement or any other Loan Document and although such obligations may be unmatured. The rights of Lender under this Section 20 are in addition to other rights and remedies (including other rights of setoff) which such Lender may have.

     IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

                                    [LIST EACH OF THE SUBSIDIARIES]


                                    By:
                                       -----------------------------------------
                                    Title:
                                          --------------------------------------


                                    SUNTRUST BANK


                                    By:
                                       -----------------------------------------
                                    Title:
                                          --------------------------------------

                                                                  ANNEX 1 TO THE
                                                  SUBSIDIARY GUARANTEE AGREEMENT


     SUPPLEMENT NO. ____ dated as of ____________________, 20____, to the
Subsidiary Guarantee Agreement (the "GUARANTEE AGREEMENT") dated as of December ____, 2000 among each of the subsidiaries listed on Schedule I thereto (each such Subsidiary individually, a "GUARANTOR" and collectively, the "GUARANTORS") of PANERA BREAD COMPANY, a Delaware corporation (the "BORROWER"), and SUNTRUST BANK, a Georgia banking corporation, as Lender (the "LENDER").

     A. Reference is made to the Revolving Credit Agreement dated as of December ____, 2000 (as amended, supplemented or otherwise modified from time to time, the "CREDIT AGREEMENT"), among the Borrower and the Lender. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement.

     B. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Guarantee Agreement and the Credit Agreement.

     C. The Guarantors have entered into the Guarantee Agreement in order to induce the Lender to make Loans and to issue Letters of Credit. Pursuant to
Section 5.11 of the Credit Agreement, each Subsidiary Loan Party that was not in existence or not a Subsidiary Loan Party on the date of the Credit Agreement is required to enter into the Guarantee Agreement as a Guarantor upon becoming a Subsidiary Loan Party. Section 19 of the Guarantee Agreement provides that additional Subsidiaries of the Borrower may become Guarantors under the Guarantee Agreement by execution and delivery of an instrument in the form of this Supplement. The undersigned Subsidiary of the Borrower (the "NEW GUARANTOR") is executing this Supplement in accordance with the requirements of the Credit Agreement to become a Guarantor under the Guarantee Agreement in order to induce the Lender to make additional Loans and to issue additional Letters of Credit and as consideration for Loans previously made and Letters of Credit previously issued.

     Accordingly, the Lender and the New Guarantor agree as follows:

     SECTION 1. In accordance with Section 19 of the Guarantee Agreement, the New Guarantor by its signature below becomes a Guarantor under the Guarantee Agreement with the same force and effect as if originally named therein as a Guarantor and the New Guarantor hereby (a) agrees to all the terms and provisions of the Guarantee Agreement applicable to it as Guarantor thereunder and (b) represents and warrants that the representations and warranties made by it as a Guarantor thereunder are true and correct on and as of the date hereof. Each reference to a Guarantor in the Guarantee Agreement shall be deemed to include the New Guarantor. The Guarantee Agreement is hereby incorporated herein by reference.

     SECTION 2. The New Guarantor represents and warrants to the Lender that this Supplement has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms.

     SECTION 3. This Supplement may be executed in counterparts each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Supplement shall become effective when the Lender shall have received counterparts of this Supplement that, when taken together, bear the signatures of the New Guarantor and the Lender. Delivery of an executed signature page to this Supplement by facsimile transmission shall be as effective as delivery of a manually signed counterpart of this Supplement.

     SECTION 4. Except as expressly supplemented hereby, the Guarantee Agreement shall remain in full force and effect.

     SECTION 5. THIS SUPPLEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF TENNESSEE.

     SECTION 6. In case any one or more of the provisions contained in this Supplement should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and in the Guarantee Agreement shall not in any way be affected or impaired thereby (it being understood that the invalidity of a particular provision hereof in a particular jurisdiction shall not in and of itself affect the validity of such provision in any other jurisdiction). The parties hereto shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

     SECTION 7. All communications and notices hereunder shall be in writing and given as provided in Section 13 of the Guarantee Agreement. All communications and notices hereunder to the New Guarantor shall be given to it at the address set forth under its signature below, with a copy to the Borrower.

     SECTION 8. The New Guarantor agrees to reimburse the Lender for its out-of-pocket expenses in connection with this Supplement, including the fees, disbursements and other charges of counsel for the Lender.

     IN WITNESS WHEREOF, the New Guarantor and the Lender have duly executed this Supplement to the Guarantee Agreement as of the day and year first above written.



                                    --------------------------------------------

                                    By:
                                       -----------------------------------------
                                    Title:
                                          --------------------------------------


                                    SUNTRUST BANK

                                    By:
                                       -----------------------------------------
                                    Title:
                                          --------------------------------------


                                       3